UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Houlihan Lokey, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

July 28, 2023
Dear Stockholder,
We cordially invite you to attend our 2023 Annual Meeting of Stockholders, to be held on Wednesday, September 20, 2023, at 8:00 a.m. (Pacific Time), at our headquarters located at 10250 Constellation Blvd., 5th Floor, Los Angeles, CA 90067.
The Notice of Annual Meeting of Stockholders and the proxy statement that follow describe the business to be conducted at the meeting.
Your vote is important. We encourage you to vote by proxy in advance of the meeting, whether or not you plan to attend the meeting.

Sincerely,
Scott L. Beiser
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Meeting Date:	Wednesday, September 20, 2023
Time:	8:00 a.m. (Pacific Time)
Place:	Houlihan Lokey, Inc. 10250 Constellation Blvd., 5th Floor Los Angeles, CA 90067
We are holding our 2023 annual meeting of stockholders for the following purposes, which are described in more detail in the proxy statement:
1.to elect three Class II directors to our board of directors;
2.to approve, on an advisory basis, the compensation of our named executive officers as disclosed in the accompanying Proxy Statement;
3.to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2024;
4.to amend and restate our amended and restated certificate of incorporation to provide exculpation from liability for certain officers to the extent permitted by the Delaware General Corporate Law (the “DGCL”), eliminate inoperative or historical provisions, and update certain other related miscellaneous provisions; and,
5.to transact any other business as may properly come before the meeting or any adjournment or postponement thereof.
Only stockholders of record as of the close of business on July 26, 2023 will be entitled to notice of, and to vote at the annual meeting.
As permitted by the rules of the Securities and Exchange Commission, we are sending our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) rather than a paper set of the proxy materials. The Notice includes instructions on how to access our proxy materials over the internet, as well as how to request the materials in paper form.
Your vote is important. We encourage you to vote by proxy in advance of the meeting, whether or not you plan to attend the meeting. The Notice includes instructions on how to vote, including by internet or telephone. If you hold your shares through a brokerage firm, bank, broker-dealer or other similar organization, please follow their instructions.

By order of the board of directors,

Christopher Crain
General Counsel and Secretary
July 28, 2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING TO BE HELD ON SEPTEMBER 20, 2023.

The Company’s Proxy Statement and 2023 Annual Report on Form 10-K

are also available at www.proxyvote.com.

Although we refer to our website in this Proxy Statement, the contents of our website are not included or incorporated by reference into this Proxy Statement. All references to our website in this Proxy Statement are intended to be inactive textual references only.
PROXY STATEMENT

2023 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 20, 2023

Houlihan Lokey

HOULIHAN LOKEY, INC.

PROXY SUMMARY

VOTING MATTERS AND BOARD RECOMMENDATIONS		BOARD VOTE RECOMMENDATION	PAGE REFERENCE (FOR MORE DETAIL)
Proposal No. 1	Election of Three Class II Directors	FOR each nominee	Page 5
Proposal No. 2	Advisory Vote on Executive Compensation	FOR	Page 37
Proposal No. 3	Ratification of the Appointment of KPMG LLP as the Company's Independent Registered Public Accounting Firm for the fiscal year ending March 31, 2024	FOR	Page 38
Proposal No. 4	Amend and Restate our Amended and Restated Certificate of Incorporation to Provide Exculpation from Liability for Certain Officers to the Extent Permitted by the Delaware General Corporate Law, Eliminate Inoperative or Historical Provisions and Update Certain Other Related Miscellaneous Provisions	FOR	Page 39

HOW TO VOTE

If you held shares of Houlihan Lokey, Inc. common stock as of the close of business on the record date (July 26, 2023), you are entitled to vote at the Annual Meeting.

VIA THE INTERNET

BY TELEPHONE

BY MAIL

IN PERSON

Board Committees

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Ekpedeme M. Bassey		Member	
Irwin N. Gold ★			
Jacqueline B. Kosecoff	Member		Member
Robert A. Schriesheim	Chairperson	Member	
Cyrus D. Walker			Chairperson
Paul A. Zuber	Member		Member
Gillian B. Zucker	Member	Chairperson	

Chairperson ★ Chairman of the Board Member

OUR ESG INITIATIVES

Our clients and co-workers are the foundation of our success. The environmental, social and economic future of the global communities in which we live and work is of critical importance to us.

HEALTH & BENEFITS

- Provide discounted rates to employees for Child and Family Care through Bright Horizons
- Office-based Healthy Living Committees organize events for employees to stay active during the day and provide guidance for long-term emotional and physical health

CHARITABLE GIVING

- Company matching of employee donations
- Employee Give-A-Day Program
- Office-based Charitable Committees organize local programs and volunteering opportunities

ETHICS & CULTURE

- Bi-annual upwards feedback surveys to evaluate managers on their leadership skills, mentorship and availability to junior staff; these evaluations reinforce the importance of regular feedback and employee development

SUSTAINABILITY

- Office-based recycling programs to decrease environmental impact
- 23 Offices have Green Building Certifications including LEED and BREEAM

DIVERSITY, EQUITY, & INCLUSION

- Diversity, Equity, & Inclusion Council - manages the Company's long-term plan to improve diversity and create a more equitable and inclusive work environment
- Formation and Support for Six Employee Communities – Asian and Pacific Islander Community, HL Pride, HL Veterans, Houlihan Black Alliance, Houlihan Parents and Caregivers Circle, and Women @ HL that are actively promoting employee engagement

GENERAL INFORMATION
Houlihan Lokey, Inc. (“Houlihan Lokey” or the “Company”) is making this Proxy Statement available to its stockholders on or about July 28, 2023 in connection with the solicitation of proxies by the board of directors for our 2023 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, September 20, 2023, at 8:00 a.m. (Pacific Time), at our headquarters located at 10250 Constellation Blvd., 5th Floor, Los Angeles, CA 90067, and any adjournment or postponement of the Annual Meeting. As a stockholder, you are invited to attend the Annual Meeting and are entitled and encouraged to vote on the proposals described in this Proxy Statement. On or about August 8, 2023, we mailed our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and our 2023 Annual Report on Form 10-K (“Form 10-K”).

Houlihan Lokey (NYSE:HLI) is a global investment bank with expertise in mergers and acquisitions, capital markets, financial restructuring, and financial and valuation advisory. The firm serves corporations, institutions, and governments worldwide with offices in the Americas, Europe, the Middle East, and the Asia-Pacific region. Independent advice and intellectual rigor are hallmarks of the firm’s commitment to client success across its advisory services. Houlihan Lokey is the No. 1 investment bank for global M&A transactions under $1 billion, the No. 1 M&A advisor for the past eight consecutive years in the U.S., the No. 1 global restructuring advisor for the past nine consecutive years, and the No. 1 global M&A fairness opinion advisor over the past 25 years, all based on number of transactions and according to data provided by Refinitiv.

Unless the context otherwise requires, as used in this Proxy Statement, the terms the “Company,” “Houlihan Lokey, Inc.,” “Houlihan Lokey,” “HL,” "our firm,” “we,” “us” and “our” refer to Houlihan Lokey, Inc., a Delaware corporation, and, in each case, unless otherwise stated, all of its subsidiaries. References to the “IPO” mean our initial public offering in August 2015 of 12,075,000 shares of Houlihan Lokey, Inc. Class A common stock. We use the term “HL Holders” to refer to our current and former employees and members of our management who hold our Class B common stock through the Houlihan Lokey Voting Trust (the "HL Voting Trust"). Our fiscal year ends on March 31st; references to fiscal 2023, fiscal 2022, and fiscal 2021 are to our fiscal years ended March 31, 2023, 2022, and 2021, respectively; references in this Proxy Statement to years are to calendar years unless otherwise noted.
Below are answers to common questions stockholders may have about the Proxy Materials and the Annual Meeting.
What are the Proxy Materials?
The “Proxy Materials” are this Proxy Statement and our Form 10-K. If you request printed versions of the Proxy Materials, and you are entitled to vote at the Annual Meeting, you will also receive a proxy card.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of materials?
Under rules adopted by the Securities and Exchange Commission (the “SEC”), we are furnishing Proxy Materials to many of our stockholders on the internet, rather than mailing printed copies. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive printed copies of the Proxy Materials unless you request them. Instead, the notice will instruct you how to access and review the Proxy Materials on the internet. If you would like printed copies of the Proxy Materials, please follow the instructions in the notice.
Who may vote at the meeting?
Holders of our Class A common stock and holders of our Class B common stock as of the close of business on July 26, 2023 (the “Record Date”) may vote at the Annual Meeting. Pursuant to the Voting Trust Agreement by and among the Company, each HL Holder and the Trustees named therein dated August 18, 2015, as amended (as so amended, the “Voting Trust Agreement”), each HL Holder agreed that the Trustees of the HL Voting Trust have full authority to vote their shares on all matters. Because all outstanding shares of Class B common stock are held in the HL Voting Trust and voted by the Trustees of the HL Voting Trust, individual HL Holders of Class B common stock will not receive proxy cards and are not eligible to cast votes at the Annual Meeting.

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How many votes do I have?
Holders of our Class A common stock are entitled to one vote for each share held as of the Record Date. Holders of our Class B common stock are entitled to ten votes for each share held as of the Record Date. Holders of our Class A common stock and Class B common stock will vote as a single class on all matters at the Annual Meeting. Pursuant to the Voting Trust Agreement, each HL Holder has agreed that the Trustees of the HL Voting Trust have full authority to vote their shares on all matters. Because all outstanding shares of Class B common stock are held by the HL Voting Trust and voted by the Trustees of the HL Voting Trust, individual HL Holders of Class B common stock will not receive proxy cards and are not eligible to cast votes at the Annual Meeting.
What items will be voted on at the Annual Meeting and how does the board of directors recommend that I vote?
There are four proposals to be voted on at the Annual Meeting:
1.to elect three Class II directors to our board of directors;
2.to approve, on an advisory basis, the compensation of our named executive officers as disclosed in the accompanying Proxy Statement;
3.to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2024; and
4.to amend and restate our amended and restated certificate of incorporation to provide exculpation from liability for certain officers to the extent permitted by the DGCL, eliminate inoperative or historical provisions, and update certain other related miscellaneous provisions.
Our board of directors recommends a vote FOR each nominee as a director and FOR proposals 2 through 4. Our amended and restated bylaws require that we receive advance notice of any proposals to be brought before the Annual Meeting by our stockholders. We have not received any such proposals. We do not anticipate any other matters will come before the Annual Meeting. If any other matter properly comes before the Annual Meeting, the proxy holders appointed by our board of directors will have discretion to vote the shares subject to such proxies on those matters.
How many shares may be voted at the Annual Meeting?
Only stockholders of record as of the close of business on the Record Date will be entitled to vote at the Annual Meeting. As of the close of business on the Record Date, there were 51,391,333 shares of Class A common stock and 17,944,620 shares of Class B common stock entitled to vote. Holders of our Class A common stock are entitled to one vote for each share held as of the Record Date, and holders of our Class B common stock are entitled to ten votes for each share held as of the Record Date.
What vote is required for each proposal?
For the election of the directors, each director must be elected by a plurality of the votes cast. This means that the three nominees receiving the largest number of “for” votes will be elected as directors. We do not have cumulative voting.
The proposal to amend and restate our certificate of incorporation to provide exculpation from liability for certain officers to the extent permitted by the DGCL, eliminate inoperative or historical provisions, and update certain other related miscellaneous provisions requires the affirmative vote of the holders of at least 66 2/3% of the voting power of outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class (meaning that of the outstanding shares of Class A common stock and Class B common stock, voting together as a single class, at least 66 2/3% of them must be voted “for” the proposal for it to be approved).
The approval, on an advisory basis, of the compensation of our named executive officers and the ratification of the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2024, and any other proposals that may come before the Annual Meeting will be determined by the majority of the votes cast.
We expect the HL Voting Trust to vote in favor of the three nominees for Class II directors. As of the Record Date, the HL Voting Trust holds sufficient shares of our common stock to ensure the election of such nominees at the Annual Meeting.
How are abstentions and broker non-votes counted?
Abstentions (shares present at the meeting in person or by proxy that are voted “abstain”) and broker non-votes (explained below) are counted for the purpose of establishing the presence of a quorum, but are not counted as votes cast.

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What is the difference between a stockholder of record and a beneficial owner of shares held in street name?
Stockholder of Record.    If your shares are registered directly in your name with our transfer agent, Computershare, you are a stockholder of record. Each HL Holder is not a stockholder of record by virtue of shares they beneficially hold through the HL Voting Trust.
Beneficial Owner of Shares Held in Street Name.    If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are a beneficial owner of shares held in “street name.” The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct the organization holding your account on how to vote the shares you hold in your account.
How do stockholders of record vote?
There are four ways for stockholders of record to vote:
•Via the internet: You may vote via the internet until 11:59 p.m. (Eastern Time) on the day before the Annual Meeting by visiting http://www.proxyvote.com and entering the unique control number for your shares located on the Notice of Internet Availability of Proxy Materials.
•By telephone: You may vote by phone until 11:59 p.m. (Eastern Time) on the day before the Annual Meeting by calling (800) 690-6903. You will need the control number from your Notice of Internet Availability of Proxy Materials.
•By mail: If you requested that Proxy Materials be mailed to you, you will receive a proxy card with your Proxy Materials. You may vote by filling out and signing the proxy card and returning it in the envelope provided. The proxy card must be received by 5:00 p.m. (Pacific Time) on the day before the Annual Meeting.
•In person: You may also vote your shares in person by completing a ballot at the Annual Meeting.
How do beneficial owners of shares held in street name vote?
If you hold your shares through a brokerage firm, bank, broker-dealer or other similar organization, please follow their instructions.
Can I change my vote after submitting a proxy?
Stockholders of record may revoke their proxy before the Annual Meeting by delivering to the Company’s General Counsel and Secretary a written notice stating that a proxy is revoked, by signing and delivering a proxy bearing a later date, by voting again via the internet or by telephone or by attending and voting in person at the Annual Meeting.
Beneficial owners of shares held in street name who wish to change their votes should contact the organization that holds their shares.
If I hold shares in street name through a broker, can the broker vote my shares for me?
If you hold your shares in street name and you do not vote, the broker or other organization holding your shares can vote on certain “routine” proposals but cannot vote on other proposals. Proposals 1, 2, and 4, are not considered “routine” proposals. Proposal 3 is a “routine” proposal. If you hold shares in street name and do not vote on Proposal 1, 2, and 4, your shares will be counted as “broker non-votes.”
Who is paying for this proxy solicitation?
The Company is paying the costs of the solicitation of proxies. Members of our board of directors and officers and employees may solicit proxies by mail, telephone, fax, email or in person. We will not pay directors, officers or employees any extra amounts for soliciting proxies. We may, upon request, reimburse brokerage firms, banks or similar entities representing street name holders for their expenses in forwarding Proxy Materials to their customers who are street name holders and obtaining their voting instructions.
What do I need to do if I want to attend the meeting?
You will need to provide evidence that you are a stockholder as of the Record Date. This can be a copy of your proxy card or a brokerage statement showing your shares. You should also bring photo identification. If you hold your shares in street name and wish to vote in person at the meeting, you will need to contact the organization that holds your shares in order to obtain a legal proxy from that organization.

3

Where can I find voting results?
We will file a Current Report on Form 8-K with the SEC including the final voting results from the Annual Meeting within four business days of the Annual Meeting.
I share an address with another stockholder. Why did we receive only one set of Proxy Materials?
Some banks, brokers and nominees may be participating in the practice of “householding” Proxy Materials. This means that only one copy of our Proxy Materials may be sent to multiple stockholders in your household. If you hold your shares in street name and want to receive separate copies of the Proxy Materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact the bank, broker, or other nominee who holds your shares.
Upon written or oral request, the Company will promptly deliver a separate copy of the Proxy Materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Proxy Materials, you can contact Houlihan Lokey Investor Relations at (212) 331-8225, IR@HL.com, or by mail at HLI Investor Relations, c/o ICR, 685 Third Avenue, New York, NY 10017.
Who should I contact if I have additional questions?
You can contact Houlihan Lokey Investor Relations at (212) 331-8225 or IR@HL.com. Stockholders who hold their shares in street name should contact the organization that holds their shares for additional information on how to vote.

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PROPOSAL 1: ELECTION OF DIRECTORS
Our amended and restated bylaws provide that our board of directors shall consist of such number of directors as shall from time to time be fixed by our board of directors. Currently, our board of directors is composed of eleven members, six of whom are independent directors as defined under the rules of the New York Stock Exchange. Further, our amended and restated certificate of incorporation and our amended and restated bylaws provide for the division of our board of directors into three classes, as nearly equal in number as possible, with each class serving for three‑year staggered terms. At each annual meeting of stockholders after the initial classification, the successors to the directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election. Our directors currently are divided among the three classes as follows:
•    the Class I directors are Scott L. Beiser, Todd J. Carter, Jacqueline B. Kosecoff, and Paul A. Zuber, and their terms will expire at the annual meeting of stockholders to be held in 2025;
•    the Class II directors are Irwin N. Gold, Cyrus D. Walker, and Gillian B. Zucker, and their terms will expire at the annual meeting of stockholders to be held in 2023; and
•    the Class III directors are Scott J. Adelson, Ekpedeme M. Bassey, David A. Preiser, and Robert A. Schriesheim, and their terms will expire at the annual meeting of stockholders to be held in 2024.
At the Annual Meeting, the stockholders will vote to elect as Class II directors of the Company the three nominees named in this Proxy Statement. Each of the Class II directors elected at the Annual Meeting will hold office until the 2026 Annual Meeting of Stockholders and until their successor has been duly elected and qualified. The board of directors has nominated Messrs. Gold and Walker, and Ms. Zucker for re-election to serve as the Class II directors of the Company. The persons named as proxies will vote to elect these nominees unless a stockholder indicates that their shares should be withheld with respect to one or more of such nominees.
We expect the HL Voting Trust to vote in favor of the three nominees for Class II directors. Please see “Certain Relationships and Related Person Transactions,” below for a description of the HL Voting Trust Agreement.
In the event that any nominee for director becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the persons named as proxies will vote the proxies in their discretion for any nominee who is designated by the current board of directors to fill the vacancy. All of the nominees are currently serving as directors and we do not expect that any of the nominees will be unavailable or will decline to serve.
In determining that each director should be nominated for re-election, our board of directors considered their service, business experience, prior directorships, and the qualifications, attributes and skills described in the biography set forth below under “Corporate Governance - Executive Officers and Directors.”
Our Board of Directors recommends that you vote “FOR” each of Messrs. Gold and Walker, and Ms. Zucker as the Class II Directors in this Proposal 1.

5

CORPORATE GOVERNANCE
Executive Officers and Directors
Below is a list of the names and ages, as of July 26, 2023, of our directors and executive officers, and a description of the business experience of each of them.

Name	Age	Position
Scott L. Beiser	63	Chief Executive Officer and Director
Irwin N. Gold	66	Executive Chairman and Director
Scott J. Adelson	62	Co‑President and Director
David A. Preiser	66	Co‑President and Director
J. Lindsey Alley	56	Chief Financial Officer
Christopher M. Crain	62	General Counsel and Secretary
Robert A. Schriesheim	63	Director
Jacqueline B. Kosecoff	74	Director
Paul A. Zuber	63	Director
Gillian B. Zucker	54	Director
Ekpedeme M. Bassey	50	Director
Cyrus D. Walker	55	Director
Todd J. Carter	59	Director
Scott L. Beiser has served as our Chief Executive Officer since 2003 and on our board of directors since 1991. His responsibilities include managing Houlihan Lokey’s operations in conjunction with the other three members of the Office of the Executives, identifying and developing new strategic opportunities, and pursuing and managing new and existing client relationships. Mr. Beiser previously led Houlihan Lokey’s Infrastructure Services and Materials practice and has specialized expertise in investment banking services for engineering and construction businesses, including ownership and management transition programs, corporate acquisitions, divestitures, leveraged recapitalizations, and ESOP transactions. Mr. Beiser earned both a B.S. and an M.S. in Finance from the College of Business and Economics at California State University, Northridge. Mr. Beiser was chosen to be on our board of directors because of his leadership in our development and growth, and his particular knowledge and experience in strategic planning and leadership of complex organizations. Mr. Beiser has been with Houlihan Lokey for more than 39 years.
Irwin N. Gold has served as our Executive Chairman since 2013 and on our board of directors since 1994. Mr. Gold is one of Houlihan Lokey’s senior executives responsible for strategic planning, client relations and business development, and manages the firm in conjunction with the other three members of the Office of the Executives. Mr. Gold co‑founded the Company’s industry‑leading Financial Restructuring practice and was the Global Co‑Head of Financial Restructuring from 1988 until 2012. In that role, Mr. Gold has led many of the Company’s largest and most complex Financial Restructuring engagements, both in bankruptcy and out‑of‑court situations. Mr. Gold has previously served on the boards of directors of Cole National Group, Inc., Advantica Restaurant Group, Inc. and The Bibb Company. Mr. Gold earned a B.A. in Economics, summa cum laude and Phi Beta Kappa, from Duke University and a J.D. from the University of Virginia Law School. Mr. Gold was chosen to be on our board of directors because of his long career in the financial services industry, and because he possesses particular knowledge and experience in the financial services industry and in leadership of complex organizations. Mr. Gold has been with Houlihan Lokey for more than 35 years.

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Scott J. Adelson has served as our Co‑President since 2013, and has been a Senior Managing Director in our Corporate Finance group since 2002. As Co-President, Mr. Adelson is one of Houlihan Lokey’s senior executives responsible for strategic planning, client relations and business development, and manages the firm in conjunction with the other three members of the Office of the Executives. Mr. Adelson also serves as the Global Co‑Head of Corporate Finance. His practice embraces all aspects of corporate finance, including mergers and acquisitions, leveraged buyouts, and the issuance of debt and equity capital. He has served on the board of directors for various public and private companies, including QAD Inc. from April 2006 to November 2021 and Motorcar Parts of America, Inc. (Nasdaq: MPAA) from January 2008 to September 2022. Mr. Adelson completed his undergraduate studies at the University of Southern California and earned his M.B.A. from the University Of Chicago Booth School Of Business. Mr. Adelson was chosen to be on our board of directors because of his long career in the financial services industry, and because he possesses particular knowledge and experience in strategic planning and board practices of other corporations. Mr. Adelson has been with Houlihan Lokey for more than 36 years.
David A. Preiser has served as our Co‑President since 2013 and was a Senior Managing Director in our Financial Restructuring group since 2008. In the course of his more than three decades at Houlihan Lokey, Mr. Preiser has led many major transactions involving financially distressed companies, both in bankruptcy and in out‑of‑court situations, many of which have involved the sale or purchase of distressed assets. Mr. Preiser earned a B.A. in Economics and graduated magna cum laude from the University of Virginia. He earned a J.D. with honors from Columbia University, where he also served as an Editor of the Columbia Law Review, was named a Harlan Fisk Stone Scholar, and is currently a member of the Dean’s Council. Mr. Preiser currently sits on the board of directors of NVR, Inc., a New York Stock Exchange‑listed company, where he currently chairs the Nominating and Governance Committee, and serves on the Compensation Committee. Mr. Preiser has previously served on the boards of directors of Joseph A. Bank, Inc., where he served as chair of the Compensation Committee, as well as Sudbury, Inc. and MLX, Inc. Mr. Preiser was chosen to be on our board of directors because of his long career in the financial services industry, his leadership role in our development and growth, and his particular knowledge and expertise in managing and growing international organizations and executing international transactions. Mr. Preiser has been with Houlihan Lokey for more than 32 years.
J. Lindsey Alley has served as our Chief Financial Officer since December 2012. In his role as Chief Financial Officer, Mr. Alley oversees our accounting and financial reporting operations as well as acquisition business development. Mr. Alley joined Houlihan Lokey in 1995 and was an investment banker focusing on advising public and private clients, boards of directors, and special committees on sell side and buy side mergers and acquisitions prior to being appointed to the Chief Financial Officer role in December 2012. Mr. Alley earned a B.S. in Systems Engineering from the University of Virginia and graduated with highest distinction with an M.B.A. in Finance from the University of Michigan. Mr. Alley has been with Houlihan Lokey for more than 28 years.
Christopher M. Crain has served as our General Counsel since September 2004. In that role, he manages our Legal and Compliance department. Mr. Crain earned a B.A. in Political Science from the University of California at Davis and a J.D., cum laude, from Loyola Law School. Mr. Crain’s experience prior to Houlihan Lokey includes working as an attorney with a global law firm, where he focused on financing transactions, infrastructure projects and environmental law, and as an executive for related nationally-recognized non-profit organizations focused on K-12 education, medical research, and access to capital. Mr. Crain has been with Houlihan Lokey for more than 18 years.
Robert A. Schriesheim has served on our board of directors since 2015. Mr. Schriesheim is chairman of Truax Partners LLC and leads large, complex transformations in partnership with Boards, CEOs and institutional investors as an investor and director . .From December 2018 until April of 2021, he served as a director of Frontier Communications, where he was a member of the Audit Committee and served as chairman of the Finance Committee, overseeing the Frontier’s financial restructuring and reorganization, including its emergence from Chapter 11 in April 2021. Previously, Mr. Schriesheim served as the Executive Vice President and Chief Financial Officer of Sears Holdings Corporation from August 2011 until October 2016. He served as the Chief Financial Officer of Hewitt Associates, Inc., a global human resources consulting and outsourcing company, from January 2010 to October 2010. From 2006 to 2009, he served as Executive Vice President and Chief Financial Officer of Lawson Software, Inc., an ERP software provider. From August 2002 to October 2006, he was affiliated with ARCH Development Partners, LLC, a seed stage venture capital fund. Before joining ARCH, Mr. Schriesheim held executive positions at Global TeleSystems, SBC Equity Partners, Ameritech, AC Nielsen and Brooke Group Ltd. Mr. Schriesheim has served as a director of Skyworks Solutions, Inc. since May 2006. From August 2015 until its sale in December 2019, he served as a director of NII Holdings. From April to December 2018, he also served as a director of Forest City Realty Trust and served as the chair of its audit committee until its sale. He also currently serves as an Adjunct Associate Professor of Finance at The University of Chicago Booth School of Business concentrating in the area of corporate governance. Mr. Schriesheim earned an AB in Chemistry from Princeton University and an M.B.A. from the University of Chicago Booth School of Business. Mr. Schriesheim was chosen to be on our board of directors because of his expertise in corporate finance and capital markets, as well as his particular knowledge in public company governance and board practices of other corporations.

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Jacqueline B. Kosecoff is a Managing Partner of Moriah Partners, where since March 2012, she has worked to identify, select, mentor and manage health services and IT companies. Dr. Kosecoff is also a Senior Advisor at Warburg Pincus. From 2002 to 2012, Dr. Kosecoff was a senior executive inside UnitedHealth Group-PacifiCare. Dr. Kosecoff joined UnitedHealth Group as part of its acquisition of PacifiCare Health Systems in 2005. At PacifiCare, Dr. Kosecoff served as Executive Vice President with responsibility for various business segments and, upon joining UnitedHealth Group, Dr. Kosecoff was appointed Chief Executive Officer of OptumRx (previously known as Prescription Solutions). Prior to joining UnitedHealth Group-PacifiCare, Dr. Kosecoff was founder and President of Protocare, a firm whose lines of business included the clinical development of drugs, devices, biopharmaceutical and nutritional products, and health services consulting. Dr. Kosecoff was also co-Founder and co-CEO of Value Health Sciences. Dr. Kosecoff served as Professor of Medicine and Public Health at the University of California, Los Angeles from 1975 to 2006. From July 2012 through February 2019, Dr. Kosecoff served on the board of directors of athenahealth, Inc. From May 2005 to May 2021, she served on the board of directors of Sealed Air Corporation. From September 2020 to June 2023 she also served on the board of directors of GoodRx, Inc. Currently, Dr. Kosecoff sits on the board of directors of these public companies; Alignment Healthcare, STERIS Corporation, and TriNet Group, Inc. Dr. Kosecoff holds a B.A. from the University of California, Los Angeles, an M.S. in Applied Mathematics from Brown University, and a doctorate from University of California, Los Angeles. Dr. Kosecoff was appointed to serve on our board of directors because of her extensive experience in managing organizations and her experience serving on the boards of other public companies.
Paul A. Zuber is an Operating Partner, North American Lead at HG Capital, a global equity firm focused on the software and technology-enabled services sectors and has served on our board of directors since 2018. Prior to joining HG Capital in July 2023, Mr. Zuber was an Operating Partner and a founder and head of the Technology Group at Thoma Bravo from 2011 to June 2023, Mr. Zuber was also the founding Chief Executive Officer of Dilithium Networks, a global provider of mobile video infrastructure solutions until Dilithium was acquired by OnMobile, a global leader in telecommunications services listed on the National Stock Exchange of India. Mr. Zuber was previously the Chief Executive Officer and co-founder of Bluegum Group, an $500 million full-service, electronics manufacturing services provider serving the Asia Pacific region, which was acquired in 2002 by Solectron, a global electronics manufacturing company. Prior to founding Bluegum Group in 1997, Mr. Zuber held a variety of senior management positions at Ready Systems, a leader in software development environments for microprocessor-based embedded systems. Ready Systems merged with Microtec, went public, and was later acquired by Mentor Graphics, a leader in electronic design automation software. Mr. Zuber began his career as a management consultant with Bain & Company, where he was a founding member of the team that became the private equity group Bain Capital and also performed strategy consulting for Fortune 500 technology companies. Mr. Zuber currently serves as Chairman of the board of directors at Meridianlink (NYSE: MLNK, a provider of digital lending and account opening solutions for financial institutions and data verification solutions for consumer reporting agencies). Mr. Zuber is a Phi Beta Kappa graduate of Stanford University, where he earned B.A. degrees with honors in both International Relations and Economics. Mr. Zuber also holds an M.B.A. from Stanford University Graduate School of Business. Mr. Zuber was chosen to serve on our board of directors because of his extensive experience in successfully creating, growing and managing global companies.
Gillian B. Zucker is the President of Business Operations of the L.A. Clippers and has served on our board of directors since 2019. Ms. Zucker is a sports entertainment industry veteran with more than 25 years of experience. In March, 2020, Ms. Zucker oversaw Steve Ballmer’s acquisition of the LA Forum, a premier live event venue, from Madison Square Garden Entertainment Corp. (NYSE: “MSGE”). She currently oversees the management of that property. In addition, Ms. Zucker has additional responsibilities leading the development of the Intuit Dome, the Clippers new 18,000 seat home arena in Inglewood, California scheduled to open in fall of 2024. Prior to joining the Clippers in 2014, Ms. Zucker served in various roles at the International Speedway Corporation including President of Auto Club Speedway, the largest race track on the West Coast, from 2005 to 2014. Prior to her time at Auto Club Speedway, Ms. Zucker served as Daytona International Speedway’s Vice President of Business and Development. She also served on the International Speedway Corporation executive management team, with responsibilities that included overseeing the Chicagoland and Kansas Speedways. She joined International Speedway Corporation (NASDAQ: “ISCA”) in 1998. Before joining ISC, Ms. Zucker worked in Minor League Baseball, serving as Assistant General Manager of the Durham (NC) Bulls from 1995 to 1998. A graduate of Hamilton College, Ms. Zucker has served on the board of the Young Presidents Organization and acts as the Clippers’ NBA Alternate Governor. Ms. Zucker was chosen to serve on our board of directors because of her extensive experience in successfully managing complex business organizations as well as her experience in creating and demonstrating a commitment to diversity and inclusion in those companies.

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Ekpedeme M. Bassey is the Chief Learning and Diversity Officer for The Kraft Heinz Company, where she creates an inclusive culture of continuous learning, bold creativity, and intellectual curiosity and drives the company’s global learning and development strategy and initiatives and has served on our board of directors since 2020. Ms. Bassey has deep expertise in learning theories derived from artificial intelligence research and practical experience designing and developing highly rated learning solutions and transformative leadership development programs. Prior to joining Kraft Heinz in December 2018, Ms. Bassey served as the Global Head of Learning Platform and Professional Development for BlackRock, the world’s largest asset manager. Before that, she was president of The Pamay Group, an e-learning design and strategy company. She began her career in Accenture's Media Technologies Group. Ms. Bassey holds a B.S. in Symbolic Systems from Stanford University, with an artificial intelligence concentration, and an M.S. in Computer Science from Northwestern University. She is also on the M&G Etomi Foundation advisory board and is a life member of the Council on Foreign Relations.
Cyrus D. Walker is a Principal at Discovery Land Company, a U.S. based real estate developer and operator of private residential club communities and resorts with a world-renowned portfolio of domestic and international properties, and has served on our board of directors since 2020. He generates client leads for property sales, manages client relationships, and works to develop the company's strategic mission and long-term vision. Mr. Walker is an Operating Partner at Vistria Group, a Chicago based private equity investment firm. He serves as an advisor to the firm and plays a role in due diligence, acquisition, and management of portfolio companies. Previously, Mr. Walker was the Founder and Chief Executive Officer of The Dibble Group, an insurance brokerage and consulting firm. Prior to that he was Co-Chief Executive Officer at Nemco Group, LLC, an insurance brokerage, and consulting firm, which was acquired by a subsidiary of NFP Corp. Mr. Walker received a B.A. from Colorado College. Mr. Walker also serves on the Board of Directors of the following additional companies:
•APi Group Corporation, a business services provider of safety, specialty, and industrial services
•Kendra Scott, a privately held jewelry company
•Flores & Associates, an insurance administration firm
•The Mather Group, a wealth management firm

Todd J. Carter is a Managing Director and Chairman of Global Technology at Houlihan Lokey and was appointed to our Board in May 2022. Previously, Mr. Carter was Co-CEO and Co-Founder of GCA Advisors, which was acquired by Houlihan Lokey in 2021. Additionally, he served as a board member and a member of executive management at GCA Corporation. Mr. Carter was also Chairman, President, and CEO of both Savvian and Perseus Group, predecessors of GCA Advisors. Before that, he was President of Robertson Stephens, a global investment banking and asset management firm, and served on the board of directors. Prior to his role as President, Mr. Carter held several positions at Robertson Stephens, including Head of Global Corporate and Investment Banking, Global Technology Investment Banking and Global Mergers & Acquisitions. Earlier in his career, Mr. Carter was employed by McKinsey & Company. Mr. Carter has served on a number of boards and is presently serving on the Board of Directors of Modivcare Inc. (Nasdaq: MODV), a technology-enabled healthcare services company. Mr. Carter graduated with a B.A. from the University of Texas and holds an MBA from Harvard Business School. Mr. Carter was chosen to be on our board of directors because of his decades of experience in investment banking as well as the leadership roles in which he has served in a number of organizations.

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Composition of our Board of Directors
Our business affairs are managed under the direction of our board of directors.
Our amended and restated bylaws provide that our board of directors shall consist of such number of directors as shall from time to time be fixed by our board of directors. Currently, our board of directors is composed of eleven members, six of whom are independent directors as defined under the rules of the New York Stock Exchange. Further, our amended and restated certificate of incorporation and our amended and restated bylaws provide for the division of our board of directors into three classes, as nearly equal in number as possible, with each class serving for three‑year staggered terms. At each annual meeting of stockholders after the initial classification, the successors to the directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election. Our directors currently are divided among the three classes as follows:
•the Class I directors are Messrs. Beiser, Carter, and Zuber, and Dr. Kosecoff, and their terms will expire at the annual meeting of stockholders to be held in 2025;
•the Class II directors are Messrs. Gold and Walker, and Ms. Zucker, and their terms will expire at the annual meeting of stockholders to be held in 2023; and
•the Class III directors are Messrs. Adelson, Preiser and Schriesheim, and Ms. Bassey, and their terms will expire at the annual meeting of stockholders to be held in 2024.
Each of our executive officers serves at the discretion of our board of directors and holds office until his or her successor is duly appointed and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.
When considering whether directors and nominees have the experience, qualifications, attributes or skills, taken as a whole, to enable our board of directors to satisfy its oversight responsibilities effectively in light of our business and structure, the board of directors focuses primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth herein. We believe that our directors provide an appropriate mix of experiences and skills relevant to the size and nature of our business.
Director Nomination and Removal Process
Our board of directors selects candidates for nomination to our board of directors and welcomes recommendations for director candidates from stockholders.

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Our amended and restated certificate of incorporation provides that, prior to the Final Conversion Date (the date on which (x) the aggregate outstanding shares of common stock owned by (i) the HL Voting Trust and (ii) the beneficiaries of the HL Voting Trust or certain of their transferees, together with (y) the outstanding shares of our common stock (A) received by a holder of our common stock in connection with the grant, vesting and/or payment of an equity compensation award and (B) with respect to which such holder has given the right to vote, pursuant to an irrevocable proxy, to the person or persons as may be designated by us from time to time, collectively represent less than 20% of the then aggregate outstanding shares of common stock, or on a date specified by the holders of at least 66-2/3% of the outstanding shares of Class B common stock), directors may be removed with or without cause by the affirmative vote of the holders of a majority of the voting power of the then aggregate outstanding shares of common stock entitled to vote generally in the election of directors, voting together as a single class. From and after the Final Conversion Date, directors may be removed by stockholders only for cause and only with the affirmative vote of at least 66-2/3% of the voting interest of stockholders entitled to vote. Our amended and restated certificate of incorporation also provides that any vacancy on our board of directors may be filled by a majority of the directors then in office.
The board of directors will consider a candidate nominated by a stockholder in a manner consistent with its evaluation of potential nominees, so long as the nomination meets the requirements of our bylaws, as summarized below. The notice of nomination should include the following information:
•all information related to the nominee required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to and in accordance with Section 14(a) of the Exchange Act;
•the nominee's written consent to be named in our proxy statement and accompanying proxy card as a nominee and serve as a director if elected for a full term until the next meeting at which such nominee would face reelection;
•a description of any material interest in any material contract or agreement between or among the stockholder and the and the nominee (and his or her associates), as more particularly set forth in our bylaws; and
•a completed and signed questionnaire, representation and agreement as set forth in our bylaws.
This notice must be updated, if necessary, so that the information is true and correct as of the record date for the meeting. Stockholder nominees should be submitted to the Company’s General Counsel and Secretary at the Company’s principal executive offices. Stockholder nominations may be made at any time. However, in order for a candidate to be included in the slate of director nominees for approval by stockholders in connection with a meeting of stockholders and for information about the candidate to be included in the Company’s proxy materials for such a meeting, the stockholder must submit the information required by our bylaws and other information reasonably requested by the Company within the time frame described in the proxy materials for such a meeting.

When the Company or the board of directors is required by contractual obligation to nominate candidates designated by any person or entity, the selection and nomination of these directors is not subject to the above process.
The Nominating and Corporate Governance committee is responsible for identifying and evaluating potential candidates and recommending such candidates to the board for nomination at the annual meeting. In evaluating director candidates, the Nominating and Corporate Governance committee and the board may consider the following criteria, as well as any other factors that they deem to be relevant: (i) the candidate’s executive and directorial experience; (ii) the candidate’s professional and academic experience relevant to the company’s industry; (iii) the strength of the candidate’s leadership skills; (iv) the candidate’s experience in finance and accounting and/or executive compensation practices; and (v) the candidate’s time availability. Generally, the Nominating and Corporate Governance committee and the board will consider candidates who have a high level of personal and professional integrity, strong ethics, and the ability to make mature business judgments. The Nominating and Corporate Governance committee and the board monitor the mix of specific experience, qualifications and skills of its directors in order to assure that the board, as a whole, has the necessary tools to perform its oversight function effectively in light of the company’s business and structure.

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Controlled Company
The HL Voting Trust controls a majority of the voting power of our outstanding common stock. As a result, we are a “controlled company” under the rules of the New York Stock Exchange. Under these rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including the requirements that (i) a majority of our board of directors consist of independent directors and (ii) our board of directors have compensation and nominating and corporate governance committees composed entirely of independent directors, as independence is defined in Rule 10A‑3 of the Exchange Act and under the New York Stock Exchange listing standards. Although at the present time, we are complying with all criteria applicable to non-controlled companies, we have historically utilized, and may in the future utilize, certain of these exemptions, and prior to the time we cease to be a “controlled company,” our shareholders will not have the same protections afforded to stockholders of companies that are subject to all of these corporate governance requirements. Holders of Class A common stock do not have the same protections afforded to stockholders of companies that are subject to such requirements. In the event that we cease to be a “controlled company” and our shares continue to be listed on the New York Stock Exchange, we will be required to comply with these provisions within the applicable transition periods.

Director Independence
Prior to each director’s appointment, our board of directors undertook a review of the independence of our directors and determined that Ms. Bassey, Dr. Kosecoff, Mr. Schriesheim, Mr. Walker, Mr. Zuber, and Ms. Zucker are each independent directors as defined under the rules of the New York Stock Exchange. Under the listing requirements of the New York Stock Exchange, our board of directors is required to have at least three independent directors meeting the New York Stock Exchange’s independence standards and we fulfill such requirements.
Board and Committee Meetings; Annual Meeting Attendance
During fiscal 2023, our board of directors held four meetings, our Audit Committee held eight meetings, our Compensation Committee held six meetings and our Nominating and Corporate Governance committee held four meetings. During fiscal 2023, each director attended at least 75% of the total number of meetings of the board of directors and committees on which the director served, other than Paul Zuber who attended 71% of such meetings. Under our corporate governance guidelines, directors are expected to attend the Company’s annual meetings of stockholders, either in person or by telephone. A director who is unable to attend an annual meeting of stockholders (which it is understood will occur on occasion) is expected to notify the chairman of the board of directors. All of our directors attended the 2022 Annual Meeting of Stockholders in person or by telephone.
The chair of the Audit Committee, or in their absence a director designated by the chair of the Audit Committee, presides over executive sessions of the independent directors which are held on a regularly scheduled basis, not less than once per year.
Communication with the Board of Directors
Any stockholder or other interested parties who would like to communicate with the board of directors, the independent directors as a group or any specific member or members of the board of directors should send such communications to the attention of our General Counsel and Secretary at Houlihan Lokey, Inc., 10250 Constellation Blvd., 5th Floor, Los Angeles, CA 90067. Communications should contain instructions specifying for which member or members of the board of directors the communication is intended. Such communications generally will be forwarded to the intended recipients. However, our General Counsel and Secretary may, in his sole discretion, decline to forward any communications that are inappropriate.

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Compensation Committee Interlocks and Insider Participation
During all or a portion of fiscal 2023, the members of our Compensation Committee were Messrs. Beiser, Preiser, Schriesheim, and Zuber, and Ms. Bassey and Ms. Zucker. Mr. Beiser is our Chief Executive Officer and Mr. Preiser is our Co-President. Other than Messrs. Beiser and Preiser, none of the members of our Compensation Committee have ever been an officer or employee of our Company or any of our subsidiaries, and Messrs. Beiser and Preiser did not participate in the Compensation Committee’s determination of their (or any other named executive officer’s) annual compensation for fiscal 2023. None of our executive officers currently serve, or have served during the last completed fiscal year, on the Compensation Committee or board of directors of any other entity that has one or more executive officers serving as a member of our board of directors or Compensation Committee. On January 25, 2023, the board of directors voted to amend the composition of our Compensation Committee to be comprised of Ms. Bassey, Mr. Schriesheim, and Ms. Zucker, with Ms. Zucker serving as Chairperson.
Board Committees
We currently have three standing committees, an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Current copies of each committee’s charter are posted on our website, www.hl.com. The information on any of our websites is deemed not to be incorporated in or be a part of this Proxy Statement or any other document filed with or furnished to the SEC.

Audit Committee
The Audit Committee is responsible for, among other matters:
•appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;
•discussing with our independent registered public accounting firm their independence from management;
•reviewing with our independent registered public accounting firm the scope and results of their audit;
•approving all audit and permissible non‑audit services to be performed by our independent registered public accounting firm;
•overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;
•reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; and
•establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.
Our Audit Committee currently consists of Messrs. Schriesheim and Zuber, Dr. Kosecoff, and Ms. Zucker, with Mr. Schriesheim serving as chairperson. Rule 10A‑3 of the Exchange Act and the New York Stock Exchange rules require us to have an audit committee composed entirely of independent directors. Our board of directors has affirmatively determined that Messrs. Schriesheim and Zuber, Dr. Kosecoff, and Ms. Zucker meet the definition of an “independent director” for purposes of serving on an audit committee under Rule 10A‑3 and the New York Stock Exchange rules. In addition, our board of directors has determined that Mr. Schriesheim qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S‑K.

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Compensation Committee
The Compensation Committee’s responsibilities include:
•reviewing and approving (either alone or, if directed by the board of directors, in conjunction with a majority of the independent directors on the board) the compensation of our Chief Executive Officer;
•reviewing and setting, or recommending to the board of directors, the compensation of our other executive officers;
•reviewing and recommending to our board of directors the compensation of our directors;
•selecting independent compensation consultants and advisors and assessing whether there are any conflicts of interest with any of the committee’s compensation consultants or advisors; and
•reviewing and approving, or recommending that our board of directors approve, incentive compensation and equity plans.
Our Compensation Committee currently consists of Ms. Bassey, Mr. Schriesheim, and Ms. Zucker, with Ms. Zucker serving as chairperson. Messrs. Beiser and Preiser, each an executive officer, provided information to the Compensation Committee to assist the committee in its deliberations in determining executive officer compensation and reviewing and recommending determinations regarding director compensation for fiscal 2023. As a controlled company, prior to January 25, 2023, we relied upon the exemption from the requirement that we have a Compensation Committee composed entirely of independent directors. During fiscal 2023, the Company retained WTW (formerly known as Willis Towers Watson) to conduct a survey and provide an analysis of compensation paid to executive officers of companies within our peer group, and to assist in the preparation of the Compensation Discussion and Analysis (CD&A) and the 2023 CEO Pay Ratio disclosure below.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance committee’s responsibilities include:

•identifying individuals qualified to become members of our board of directors, consistent with criteria approved by our board of directors; and
•developing and recommending to our board of directors a set of corporate governance guidelines and principles, which are posted on our website, www.hl.com.
The committee, in nominating director candidates, considers candidates who have a high level of personal and professional integrity, strong ethics and values, and the ability to make mature business judgments. The committee may also consider the following criteria, as well as any other factors that they deem relevant: potential conflicts of interest with the candidate’s other personal and professional pursuits; experience in corporate management; public company board experience; professional and academic experience; the candidates background, including having the characteristics of underrepresented groups, so that the board of directors is composed of diverse individuals with a range of experiences, leadership skills; experience in finance, accounting or executive compensation; and, whether the candidate has the time available to prepare for, and participate in, board and committee meetings.
During all of a portion of fiscal 2023, the members of our Nominating and Corporate Governance Committee were Messrs. Adelson, Carter, Gold, and Walker, Dr. Kosecoff, and Ms. Zucker, with Mr. Gold serving as chairperson. On January 25, 2023, the board of directors voted to amend the composition of our Nominating and Corporate Governance Committee to be comprised of Dr. Kosecoff, Mr. Zuber, and Mr. Walker, with Mr. Walker serving as chairperson. As a controlled company, prior to January 25, 2023, we relied upon the exemption from the requirement that we have a Nominating and Corporate Governance Committee composed entirely of independent directors.
Risk Oversight
Our board of directors is responsible for overseeing our risk management process. Our board of directors focuses on our general risk management strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. Our board of directors is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions.

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We separate the roles of Chief Executive Officer and Chairman of the board in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the board provides guidance to the Chief Executive Officer, sets the agenda for board meetings, and presides over meetings of the full board and executive sessions of the independent directors. On January 25, 2023, our board of directors amended our Corporate Governance Guidelines to create, in the event our Chairman of the board is not independent, the position of Lead Independent Director. Since Mr. Gold, who currently serves as our Chairman of the board is an executive officer of the Company, the board, on the unanimous recommendation of the independent directors, appointed Mr. Schriesheim as Lead Independent Director. The Lead Independent Director presides over executive sessions of the independent directors. This separation of the roles of Chief Executive Officer and Chairman of the board and the role of Lead Independent Director allow for greater oversight of the Company by the board. The board has determined that our board leadership structure is the most appropriate at this time, given the specific characteristics and circumstances of the Company, and the skills and experience of Messrs. Beiser, Gold and Schriesheim.
Code of Business Conduct and Ethics
We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the code, as well as a copy of our corporate governance guidelines, on our website, www.hl.com. In addition, we intend to post on our website all disclosures that are required by law or the New York Stock Exchange listing standards concerning any amendments to, or waivers from, any provision of our code of business conduct and ethics. The information on any of our websites is deemed not to be incorporated in or be a part of this Proxy Statement or any other document filed with or furnished to the SEC.
Our ESG Initiatives
At Houlihan Lokey, our unwavering mission for creating shareholder value is integrally tied to our focus on environmental, social and governance (“ESG”) issues. Our sustainability working group, consisting of employees and outside experts, regularly engages with our stakeholders on ESG topics under the leadership of our board of directors and Office of the Executives. The working group evaluated potential ESG risks and opportunities relevant to our Company based on views held by our stakeholders. Under the board’s direction, we provide robust and detailed ESG disclosure on our Investor Relations website, with respect to the many of our initiatives that contribute to our ESG program. Our ESG reporting is aligned with aspects of leading ESG frameworks established by the United Nations Sustainable Development Goals (UN SDGs), the Sustainability Accounting Standard Board (SASB) Standards and the Task Force on Climate-related Financial Disclosures (TCFD).
Houlihan Lokey’s ESG approach is focused on the following topics that we have determined to be most relevant to our business, industry and stakeholders:
•diversity, equity & inclusion (“DEI”);
•health & benefits;
•charitable giving;
•ethics & culture; and,
•sustainability.
To support our ESG initiatives described above in 2023, we made significant progress that further advance Houlihan Lokey’s ESG program:
•our DEI Council created an employee community for veterans and held a series of events to promote topics of interest to all of our HL Communities within our strong diversity, equity & inclusion culture at Houlihan Lokey;
•our DEI Council was reorganized to focus on embedding our DEI focus in our talent recruitment and pipeline development, as well as policy and program development;
•we partnered with National Alliance on Mental Illness (NAMI) to emphasize mental health awareness as an important part of benefits and well-being of our employees;
•we continued to focus on our diversity – 31% of US employees are racially/ethnically diverse, and 25% of our global workforce is female;

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•our Company created the Sustainability Advisory Services platform to drive impact-driven solutions for our clients that align business opportunities with our approach on sustainability; and,
•we bolstered cybersecurity and data privacy practices with enhanced cloud security monitoring, training and annual penetration tests.
We are also committed to maintaining a board that reflects the diverse global community Houlihan Lokey serves. Our board includes three women and two African Americans among our eleven directors.
Our board is fully committed to our ESG initiatives. They provide feedback on our strategies and approach, and participate in engagement opportunities with employees, particularly related to diversity, equity, and inclusion. In setting and overseeing corporate strategy at Houlihan Lokey, the board, along with management, considers the risks and opportunities that impact the long-term sustainability of the Company’s business model, including ESG risks and opportunities.
Stockholder Engagement
We actively engage with a significant and diverse group of our stockholders on topics important to them and to our company. Historically, topics discussed have included governance practices, including board composition and oversight, business strategy, and our approach to key ESG issues such as talent recruitment, development and retention, diversity, equity, and inclusion, integration of ESG within our client services and other environmental initiatives. In addition, our senior management and Investor Relations team frequently engages with investors.
Feedback from these engagements is discussed by the board periodically throughout the year. During these discussions, feedback and votes from prior annual meetings are considered to ensure that we are addressing issues that represent the interests of a wide array of stockholders. We plan to continue increasing stockholder and stakeholder outreach and strive to understand priorities from all perspectives. We expect that the outreach program, which is overseen by our board, will encompass both traditional and new topics based on our stockholders’ priorities.

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DIRECTOR COMPENSATION
Overview
We maintain a Director Compensation Program which is applicable for our directors who are not, or were not during the applicable period, our employees (each an “outside director”). Directors who were not outside directors did not receive compensation for their services as directors in fiscal 2023.
Each director is reimbursed for their travel expenses incurred in connection with his or her attendance at board of directors or committee meetings.
The following describes the Director Compensation Program as in effect for fiscal year 2023.

Cash Compensation
For fiscal 2023, each outside director received an annual cash retainer for their services equal to $90,000, payable quarterly in arrears, and pro-rated to reflect any partial year served.
Equity Compensation
Pursuant to our Director Compensation Program, each outside director receives an annual fully vested award of Class A common stock with a dollar-denominated value of $90,000, pro-rated to reflect any partial year served (“the Annual Director Award”). In addition, our board of directors may, at its discretion, grant an additional award of Class A common stock to each outside director who serves as a committee chair with a value equal to $30,000, pro-rated to reflect any partial year served (the “Committee Chair Award”). The number of shares issued pursuant to any of the foregoing awards will be determined based on the average closing price of the Company’s Class A common stock as traded on the New York Stock Exchange for the 10-consecutive trading day period occurring immediately after (and excluding) the date the Company publicly announces its earnings for the immediately preceding fiscal year.

The board of directors also has the discretion to grant an award of the Company’s Class A common stock to each outside director in connection with their commencement of service on our board of directors with a value equal to $100,000. The number of shares issued pursuant to any new director award will be determined based on the average closing price of the Company’s Class A common stock as traded on the New York Stock Exchange for the 10-consecutive trading day period occurring immediately after (and excluding) the grant date. A new director award will vest in substantially equal installments on each of the first, second and third anniversaries of the applicable grant date, subject to such outside director’s continued service. In addition, a new director award will vest in full upon a termination of service due to the outside director’s death or disability.

The board of directors has adopted an Independent Director Stock Ownership Policy, pursuant to which each outside director is required to acquire and maintain beneficial ownership of a number of shares of the Company’s common stock with a value equal to four times the annual cash compensation paid for service on the board of directors (the current requirement being shares with a value of $360,000). While there is no specific time period within which an outside director must achieve this level of ownership, it is anticipated that such threshold will be met, assuming the HLI stock price remains relatively stable, on or about the fourth anniversary of the director’s commencement of service on the board of directors.

During fiscal 2023, each outside director received the Annual Director Award of Class A common stock referred to above. In addition, in 2023, Mr. Schriesheim was granted, as compensation for his service as chairperson of the Audit Committee, a fully vested award of Class A common stock with a value of $30,000. On January 25, 2023, Ms. Zucker and Mr. Walker were appointed chairpersons of the Compensation Committee and the Nominating and Corporate Governance Committee, respectively, and received fully vested awards of Class A common stock with a value of $8,630.14 each (the prorated amount of the annual $30,000 award based on the partial year of their service).

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The following table provides additional detail regarding the compensation paid to our outside directors during fiscal 2023:

Fiscal 2023 Outside Director Compensation
Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)	Total ($)
Robert A. Schriesheim	90,000	121,906	211,906
Jacqueline B. Kosecoff	90,000	91,408	181,408
Paul A. Zuber	90,000	91,408	181,408
Gillian B. Zucker	90,000	91,408	181,408
Ekpedeme M. Bassey	90,000	91,408	181,408
Cyrus D. Walker	90,000	91,408	181,408
(1)Messrs. Adelson, Beiser, Carter, Gold, and Preiser (directors during fiscal 2023 who are employees of the Company) are not included in this table. None of Messrs. Adelson, Beiser, Carter, Gold, or Preiser received any compensation for services as a director in fiscal 2023.
(2)Amounts reflect the full grant‑date fair value of common stock awards granted during the relevant fiscal year, computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the outside director. We provide information regarding the assumptions used to calculate the value of all stock awards made to directors in Note 14 – Employee Benefit Plans to our audited consolidated financial statements included in our most recent Form 10-K. As of March 31, 2023, Ms. Bassey and Mr. Walker each held 529 of unvested restricted shares of our Class A common stock (and our other outside directors did not hold any unvested restricted shares or other equity-based awards).

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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

Our named executive officers for the fiscal year ended March 31, 2023 consisted of our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers who were serving as executive officers as of March 31, 2023 (the “NEOs” or “named executive officers”):

•Scott L. Beiser, Chief Executive Officer;
•J. Lindsey Alley, Chief Financial Officer;
•Irwin N. Gold, Executive Chairman;
•Scott J. Adelson, Co‑President and Global Co‑Head of Corporate Finance; and
•David A. Preiser, Co-President.
Our executive compensation programs and policies remained substantially similar from fiscal 2022 to fiscal 2023. At our 2022 annual meeting, approximately 96% of votes cast were voted in favor of our say-on-pay proposal, which we believe affirms our stockholders’ support of our approach to our executive compensation program. As we did last year, we will hold at this annual meeting a non-binding stockholder advisory vote to approve the compensation paid to our named executive officers; following the vote at this year’s annual meeting we expect the next vote will be at our annual meeting following fiscal year 2024.

Business and Strategy

Established in 1972, Houlihan Lokey, Inc. is a leading global independent investment bank with expertise in mergers and acquisitions (M&A), capital markets, financial restructurings, and financial and valuation advisory. Through our offices in the United States, South America, Europe, Asia, Australia, and the Middle East, we serve a diverse set of clients worldwide, including corporations, financial sponsors and government agencies. We provide our financial professionals with an integrated platform that enables them to deliver meaningful and differentiated advice to our clients. We advise our clients on critical strategic and financial decisions, employing a rigorous analytical approach coupled with deep product and industry expertise. We market our services through our product areas, our industry groups and our Financial Sponsors group, serving our clients in three primary business practices: Corporate Finance, encompassing M&A and capital markets advisory, Financial Restructuring both out-of-court and in formal bankruptcy or insolvency proceedings and Financial and Valuation Advisory, including financial opinions and a variety of valuation and financial consulting services.

We are committed to a set of principles that serve as the backbone of our success. Independent advice and intellectual rigor, combined with consistent senior-level involvement, are hallmarks of our commitment to client service. Our entrepreneurial culture engenders our flexibility to collaborate across our business practices to provide world-class solutions for our clients. Our broad-based employee ownership serves to align the interests of employees and shareholders and further encourages a collaborative environment where our Corporate Finance, Financial Restructuring, and Financial and Valuation Advisory professionals work together productively and creatively to solve our clients’ most critical financial issues. We enter into businesses or offer services where we believe we can excel based on our expertise, analytical sophistication, industry focus and competitive dynamics. Finally, we remain independent and specialized, focusing on advisory products and market segments where our expertise is both differentiating and less subject to conflicts of interest arising from non-advisory products and services, and where we believe we can be a market leader in a particular segment. We do not lend or engage in any securities sales and trading operations or research that might conflict with our clients’ interests.

As of March 31, 2023, we had a team of 1,904 financial professionals across 37 offices globally, serving more than 2,000 clients annually, ranging from closely held companies to Fortune Global 500 corporations.

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Performance Highlights

Company performance played a significant role in the process for determining named executive officer compensation for fiscal year 2023. Below, we capture some highlights of our strong fiscal 2023 performance:

•Achieved the second highest revenue in Company’s history of $1.81 billion
•Following fiscal 2023, increased our quarterly dividend to $0.55 per share
•Hired 23 new Managing Directors, in addition to making 20 internal promotions
•Successfully continued to globally integrate our prior acquisition of GCA Corporation
•Successfully continued to operate under remote/hybrid working arrangements
•Continued our effort to address important ESG topics relating to the Company, publishing our 2023 Sustainability Report, which is available on our Investor Relations website.
Fiscal Year 2023 Compensation

Consistent with senior members of our financial staff, annual incentive compensation is the primary driver of our NEOs’ compensation each year. The emphasis on incentive compensation for our NEOs reflects the Company’s philosophy that annual compensation for senior officers should be heavily tied to not only their personal performance, but the performance of the Company. Awards under our annual bonus program typically are paid in a combination of cash and either restricted or unrestricted shares of our Class B common stock. Following a review of full-year business and individual NEO performance, the Compensation Committee determined fiscal 2023 total compensation for each NEO as outlined in the table below.

Named Executive Officer	Salary Paid During FY23 ($)	FY23 Incentive Paid in Cash ($)	FY23 Incentive Paid in Shares ($)	FY23 Total Compensation ($)
Scott Beiser	500,000	5,362,500	1,137,500	7,000,000
Lindsey Alley	400,000	1,887,000	413,000	2,700,000
Irwin Gold	500,000	3,712,500	787,500	5,000,000
Scott Adelson	500,000	5,692,500 (1)	1,207,500	7,400,000
David Preiser	500,000	2,268,750	481,250	3,250,000
(1)Of this amount, $148,000 was paid to Mr. Adelson in the form of an economic interest in the equity of a Company client (that was owned by the Company), rather than cash.

Key Compensation Practices

We believe our executive compensation practices align with the interests of our shareholders and support our long-term performance orientation.

What We Do	What We Don’t Do
Align pay with Company performance	No guaranteed incentive compensation
Encourage significant ownership of Company stock by executives	No tax gross-ups or reimbursements
Prohibit hedging of Company stock	No excessive perquisites
Consider performance on strategic initiatives that can impact the Company’s prospects when making individual compensation decisions	No severance or change-in-control payments
Engage an independent compensation consultant to provide market and other information to the Committee relevant to NEO compensation

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How We Determine Executive Compensation

The Compensation Committee reviews and approves all components of compensation for each executive officer and regularly reviews the performance of the CEO. The CEO reviews the performance of other executive officers and develops recommendations for each component of compensation to discuss with the Compensation Committee. Prior to January 25, 2023, Messrs. Beiser and Preiser were members of the Compensation Committee; however, because of their status as executive officers, they did not participate in the Compensation Committee’s determination of their (or any other named executive officer’s) annual compensation.

Our Compensation Committee considered the following factors in determining the fiscal 2023 compensation of our named executive officers:

•Financial and market performance of the Company, with a focus on overall revenue, earnings per share (EPS), net income, and total shareholder return (TSR), on both an absolute basis and relative to the performance of peer firms
•Strategic performance against key initiatives
•Risk management of the Company in achieving its financial, market-based, and strategic results
•Individual performance
•Internal pay positioning
The Compensation Committee has the authority to retain a compensation consultant, and to approve the consultant’s fees and all other terms of its engagement. During fiscal 2023, the Company retained WTW as the committee’s compensation consultant. WTW provided to the Compensation Committee data with respect to compensation paid to executive officers of public reporting firms in our industry of a similar size and scope, including with respect to base salaries and incentive compensation in the forms of cash and equity, and paid currently and deferred on a long-term basis. WTW also reviewed the CD&A and the 2023 CEO Pay Ratio disclosure in this proxy statement. Pursuant to SEC rules, the Compensation Committee conducted a conflicts of interest assessment and determined that there is no conflict of interest resulting from WTW’s work for the Committee. Additionally, while the Compensation Committee considered third-party survey information to understand competitive compensation practices and levels, the Committee did not benchmark to a specific level when referencing this information.

Overview of Compensation Components

Salary

Salaries provide a fixed component of compensation commensurate with the executive’s skill set, experience, role and responsibilities, and are reviewed periodically by the Compensation Committee. Historically, salaries have represented the smallest portion of our named executive officers’ compensation. For fiscal 2023, based on input from its compensation consultant, the Compensation Committee determined that it was appropriate to maintain the salaries of each of its NEOs at the same amounts that were paid in fiscal 2022, which enables the Compensation Committee to better align total compensation with performance through changes to annual incentive compensation. The salaries paid to our NEOs for fiscal 2023 are included in the Summary Compensation Table below.

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Annual Incentive Compensation

For fiscal 2023, the Compensation Committee established a performance-based bonus program pursuant to which our named executive officers were eligible to earn awards based on our achievement during fiscal 2023 of revenue equal to or exceeding certain thresholds based on the average revenue of the Company in fiscal 2020, 2021 and 2022 ($1.65 billion) (“Three Year Average Revenue”), as follows:

•If the Company earned fiscal 2023 revenue equal to or exceeding 60%, but less than 70% of Three Year Average Revenue, then a bonus pool would be established equal to 2.0% of our revenue earned during fiscal 2023.
•If the Company earned fiscal 2023 revenue equal to or exceeding 70%, but less than 80% of Three Year Average Revenue, then a bonus pool would be established equal to 2.5% of our revenue earned during fiscal 2023.
•If the Company earned fiscal 2023 revenue equal to or exceeding 80%, but less than 90% of Three Year Average Revenue, then a bonus pool would be established equal to 3.0% of our revenue earned during fiscal 2023.
•If the Company earned fiscal 2023 revenue equal to or exceeding 90%, but less than 100% of Three Year Average Revenue, then a bonus pool would be established equal to 3.5% of our revenue earned during fiscal 2023.
•If the Company earned fiscal 2023 revenue equal to or exceeding 100% of Three Year Average Revenue, then a bonus pool would be established equal to 4.0% of our revenue earned during fiscal 2023.
Our actual revenue for fiscal 2023 was $1.81 billion; therefore, the maximum bonus pool established was $72,377,880.

The Compensation Committee was permitted to allocate the bonus pool among the participants, including the named executive officers, in its discretion and was not required to allocate the entire pool.

In determining each named executive officer’s actual aggregate award, the Compensation Committee determined that each executive played a significant role in the Company’s strong financial performance during fiscal 2023. In particular, the Committee noted that the executive team successfully completed the global integration of GCA Corporation, the largest acquisition in the Company’s history completed during fiscal 2022. Among his duties as CEO, Mr. Beiser was instrumental in managing the significant growth of corporate departments (e.g., Information Technology, Legal and Compliance, and Human Capital) in order to keep pace with the significant growth of the financial staff as a result of acquisitions and organic growth during fiscal 2023. Mr. Alley successfully oversaw the integration of the financial systems of the Company and GCA Corporation. Mr. Gold successfully developed and managed numerous strategic relationships on behalf of the Company, many of which were important to the Company achieving its second highest annual revenue. Mr. Preiser continued to play a key role in the physical expansion of our office spaces, particularly in London and New York. In addition, Messrs. Gold and Preiser, as members of the Company’s Diversity, Equity, & Inclusion Council, played key roles in the implementation of various diversity, equity, and inclusion initiatives. Mr. Adelson led the Company’s Corporate Finance business unit to its second highest annual revenue and successful integration of GCA across Asia, the United States and the EMEA region. The Committee then applied its judgment in determining the incentive awards paid to each NEO under the fiscal 2023 executive officer bonus program. The Compensation Committee approved the payment of the aggregate awards in cash and restricted shares of our Class B common stock, as follows:

Named Executive Officer	Aggregate FY2023 Bonus Program Award ($)	Cash Portion of FY2023 Bonus Program Award ($)	Equity Portion of FY2023 Bonus Program Award ($)
Scott Beiser	6,500,000	5,362,500	1,137,500
Lindsey Alley	2,300,000	1,887,000	413,000
Irwin Gold	4,500,000	3,712,500	787,500
Scott Adelson	6,900,000	5,692,500 (1)	1,207,500
David Preiser	2,750,000	2,268,750	481,250
(1)Of this amount, $148,000 was paid to Mr. Adelson in the form of an economic interest in the equity of a Company client (that was owned by the Company), rather than cash.

The restricted shares of our Class B common stock awarded under our fiscal 2023 executive officer bonus program will vest in four equal installments on May 15 of each of 2024, 2025, 2026, and 2027, subject to continued employment. The number of shares subject to each award was determined by dividing the applicable equity award amount by the average of the closing price of the Company’s Class A common stock as traded on the New York Stock Exchange for the ten consecutive trading days occurring immediately after the Company publicly announced its earnings for fiscal 2023, which occurred on May 9, 2023.

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Awards Granted in Fiscal Year 2023 for 2022 Performance

The total number of shares of restricted Class B common stock that was awarded to each named executive officer in fiscal 2023, as well as the corresponding grant-date value, is set forth in the following table. These awards were granted during fiscal 2023 under our fiscal 2022 performance-based bonus program. As such, in accordance with SEC rules, the value of awards were previously disclosed under the heading “Non-Equity Incentive Compensation” (and the related footnote) for fiscal 2022 in the Summary Compensation Table contained in our definitive proxy statement filed with the SEC in 2022.

Named Executive Officer	Stock Awards Granted in Fiscal 2023 (#)	Grant-Date Fair Value of Stock Awards Granted in Fiscal 2023 ($)
Scott Beiser	21,008	1,804,797
Lindsey Alley	7,988	686,249
Irwin Gold	13,764	1,182,465
Scott Adelson	50,502	4,338,627
David Preiser	9,624	826,798

As described in that proxy statement, the restricted shares of our Class B common stock awarded under our fiscal 2022 bonus program vest in four equal installments on May 15 of each of 2023, 2024, 2025 and 2026, subject to continued employment. The number of shares subject to each award was determined by dividing the applicable value by the average of the closing prices of the Company’s Class A common stock as traded on the New York Stock Exchange for the ten consecutive trading days occurring immediately after the Company publicly announced its earnings for fiscal 2022, which occurred on May 12, 2022. Because these awards were granted in fiscal 2023, they appear in the Grants of Plan-Based Awards in Fiscal 2023 Table below.

Other Compensation Program Features

We provide customary employee benefits to our full and eligible part-time employees in the United States, including our named executive officers. These include medical and dental benefits, short term and long-term disability insurance, accidental death and dismemberment insurance and life insurance.

We also maintain a 401(k) retirement savings plan for our employees in the United States, including our named executive officers. Eligible employees may defer a portion of their compensation, within prescribed tax code limits, on a pretax basis through contributions to the 401(k) plan. We did not make any matching contributions under our 401(k) plan to our named executive officers’ 401(k) accounts during fiscal 2023.

We do not make gross up payments to cover our named executive officers’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by us.

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Finally, we have not entered into any employment, severance or change-in-control arrangements with our named executive officers. However, in May 2022, we adopted an Executive Officer Transition Program (the “Transition Program”) to establish the framework under which the Company’s executive officers, including each of its named executive officers, may resign from their position as an executive officer and transition to a more limited role within the Company. While none of our executive officers have indicated any present intention to resign from their executive officer position at any particular time in the future, the board of directors adopted the Transition Program in the belief that it represents an appropriate succession planning instrument and will increase the likelihood of retaining the talents of our executive officers for a period of time following their relinquishing their executive office roles. Pursuant to the terms of the Transition Program, subject to specified conditions, the Company and the executive officer will enter into a new employment agreement (the “Transition Employment Agreement”) covering this limited role. The terms of the Transition Employment Agreement generally will provide an employment term of not less than four years to be effective on the executive officer’s resignation from his or her executive officer position (the “Transition Date”), and is expected to provide the following payments and benefits:

i. an annual salary of $250,000 per year ($200,000 per year for an executive officer departing from the position of Chief Financial Officer or General Counsel);
ii. continued vesting in the executive officer’s unvested Company equity awards outstanding at the time of the Transition Date; and
iii. participation in the Company’s employee benefit plans on the same terms as the Company’s managing directors in the jurisdiction in which the executive officer is employed.
Pursuant to the terms of the Transition Employment Agreement, the executive officer will be subject to a non-compete covenant during the employment term. If, subsequent to the transition, the executive officer’s employment is terminated due to executive officer’s death or disability or by the Company without cause, (A) outstanding Company equity awards will vest in full; and (B) if applicable, the Company will pay the executive officer’s COBRA premiums for the lesser of 18 months and the remainder of the four-year term measured from the Transition Date. The executive officer’s right to receive the foregoing benefits and payments will be contingent upon the executive officer’s execution and non-revocation of a general release of claims in favor of the Company.

Policies

In light of rules recently issued by the Securities and Exchange Commission regarding clawback policies, we expect to adopt a clawback policy in 2023 following the effectiveness of the NYSE’s clawback listing standards.

Pursuant to our insider trading policy, employees, officers, or directors, are prohibited from engaging in all hedging transactions involving the Company’s equity securities.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally disallows a tax deduction for annual compensation paid to a chief executive officer or “covered employee” in excess of $1 million. For tax years beginning on or prior to December 31, 2017, the deduction limitation has an exception for “qualified performance-based compensation.” However, the Tax Cuts and Jobs Act of 2017 includes changes to Section 162(m), including eliminating the exemption for “qualified performance-based compensation,” effective for tax years beginning after December 31, 2017. Our Compensation Committee may determine in any year that it would be in our best interest for compensation to be paid that would not satisfy the deductibility requirements under Section 162(m).

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COMPENSATION COMMITTEE REPORT
We have reviewed and discussed the Compensation Discussion and Analysis with management. Based on our review and discussion with management, we recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement issued in connection with our Annual Meeting and in our Form 10-K.
Compensation Committee
Gillian B. Zucker (Committee Chairperson)
Ekpedeme M. Bassey
Robert A. Schriesheim

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table
The following table sets forth information concerning the compensation of our named executive officers for our fiscal years ended March 31, 2021, March 31, 2022 and March 31, 2023.

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Compensation (1) ($)	Total ($)
Scott L. Beiser	2023	500,000	6,500,000	7,000,000
Chief Executive Officer	2022	500,000	10,150,000	10,650,000
	2021	500,000	6,400,000	6,900,000
J. Lindsey Alley	2023	400,000	2,300,000	2,700,000
Chief Financial Officer	2022	400,000	3,050,000	3,450,000
	2021	400,000	1,500,000	1,900,000
Irwin N. Gold	2023	500,000	4,500,000	5,000,000
Executive Chairman	2022	500,000	6,650,000	7,150,000
	2021	500,000	7,650,000	8,150,000
Scott J. Adelson	2023	500,000	6,900,000	7,400,000
Co‑President and Global Co‑Head of Corporate Finance	2022	500,000	24,400,000	24,900,000
	2021	500,000	12,400,000	12,900,000
David A. Preiser	2023	500,000	2,750,000	3,250,000
Co-President	2022	500,000	4,650,000	5,150,000
	2021	500,000	3,400,000	3,900,000

(1)Amounts in this column for fiscal 2023 constitute the amount of the annual incentive compensation determined by the Compensation Committee for each named executive officer pursuant to our fiscal 2023 executive officer bonus program, and includes (i) the value of cash bonuses awarded with respect to fiscal 2023 performance (a portion of which was paid on May 15, 2023 and a portion of which is scheduled to be paid on November 30, 2023) and (ii) the dollar-denominated value of restricted stock awards granted on May 24, 2023. The total value of the cash bonus awards to Messrs. Beiser, Alley, Gold, Adelson and Preiser with respect to fiscal 2023 performance was $5,362,500, $1,887,000, $3,712,500, $5,692,500 and $2,268,750, respectively. Of these amounts, (i) with respect to Mr. Adelson only, $148,000 was paid in the form of an economic interest in the equity of a Company client (that was owned by the Company), rather than cash and (ii) a portion ($1,483,000, $517,000, $1,023,000, $1,575,000, and $620,500 to Messrs. Beiser, Alley, Gold, Adelson and Preiser, respectively) is expected to be paid on November 30, 2023, subject to the applicable named executive officer being employed in good standing on such date. The number of shares of restricted stock issued to Messrs. Beiser, Alley, Gold, Adelson and Preiser on May 24, 2023 was 12,805, 4,649, 8,865, 13,593, and 5,417 shares, respectively, which have a dollar-denominated value of approximately $1,137,500, $413,000, $787,500, $1,207,500 and $481,250, respectively, and grant date fair values of approximately $1,121,718, $407,252, $776,574, $1,190,747, and $474,529, respectively. The number of shares was determined by dividing the applicable value by the average of the closing prices of the Company’s Class A common stock as traded on the New York Stock Exchange for the ten consecutive trading days occurring immediately after the Company publicly announced its earnings for fiscal 2023, which occurred on May 9, 2023. The equity portion of awards under our fiscal 2023 executive officer bonus program was paid in shares of common stock subject to vesting over four years in equal installments in May of each of 2024 - 2027.

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Grants of Plan-Based Awards in Fiscal 2023 Table

The following table sets forth information regarding maximum and actual grants of plan-based awards made to our named executive officers during fiscal 2023:

Name	Grant Date	Estimated Possible Payouts under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock (#) (2)	Grant Date Fair Value of Stock Awards ($)
		Threshold (#)	Target (#)	Maximum (#)
Scott L. Beiser	May 27, 2022	—	—	—	21,008	1,804,797

J. Lindsey Alley	May 27, 2022	—	—	—	7,988	686,249

Irwin N. Gold	May 27, 2022	—	—	—	13,764	1,182,465

Scott J. Adelson	May 27, 2022	—	—	—	50,502	4,338,627

David A. Preiser	May 27, 2022	—	—	—	9,624	826,798
(1)For fiscal 2023, the Compensation Committee established a performance-based bonus program pursuant to which our named executive officers were eligible to earn awards based on our achievement during fiscal 2023 of revenue equal to or exceeding certain percentages of the average revenue of the Company in fiscal 2020, 2021, and 2022 ($1.65 billion). If the Company achieved 100% of this average revenue, then the maximum bonus pool would be established equal to 4.0% of our revenue earned during fiscal 2023. Our actual revenue for fiscal 2023 was $1.81 billion; therefore, the maximum bonus pool established was $72,377,880. Under our 2023 executive officer bonus program, there was no individual threshold, target, or maximum for any named executive officer under this program. The amount of the performance-based bonuses actually made to each NEO for fiscal 2023 are presented under the heading “Non-Equity Incentive Compensation” for fiscal 2023 in the Summary Compensation Table above, and the amount of cash and stock comprising each such award are presented in footnote 1 of such Table.
(2)Stock awards presented were granted in fiscal 2023 with respect to fiscal 2022 performance pursuant to our fiscal 2022 executive officer bonus program. As such, in accordance with SEC rules, the value of each award previously was disclosed under the heading “Non-Equity Incentive Compensation” (and the related footnote) for fiscal 2022 in the Summary Compensation Table contained in our definitive proxy statement filed with the SEC in 2022. We provide information regarding the assumptions used to calculate the value of all stock awards made to executive officers in Note 14 - Employee Benefit Plans to our audited consolidated financial statements included in our Form 10-K for fiscal 2023.

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Outstanding Equity Awards at Fiscal Year‑End

The following table summarizes the number of shares of our Class B common stock underlying outstanding equity incentive plan awards for each named executive officer as of March 31, 2023.

Name	Grant Date	Stock Awards
		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (1) ($)
Scott L. Beiser	May 15, 2019	4,724 (2)	413,303
	May 28, 2020	6,949 (3)	607,968
	May 26, 2021	13,711 (4)	1,199,575
	May 27, 2022	21,008 (5)	1,837,990
J. Lindsey Alley	May 15, 2019	911 (2)	79,703
	May 28, 2020	1,327 (3)	116,099
	May 26, 2021	2,132 (4)	186,529
	May 27, 2022	7,988 (5)	698,870
Irwin N. Gold	May 15, 2019	2,957 (2)	258,708
	May 28, 2020	4,195 (3)	367,021
	May 26, 2021	16,914 (4)	1,479,806
	May 27, 2022	13,764 (5)	1,204,212
Scott J. Adelson	May 15, 2019	24,256 (2)	1,061,079
	May 28, 2020	13,809 (3)	805,433
	May 26, 2021	38,777 (4)	2,544,472
	May 27, 2022	50,502 (5)	4,418,420
David A. Preiser	May 15, 2019	5,054 (2)	221,087
	May 28, 2020	5,412 (3)	315,664
	May 26, 2021	8,034 (4)	527,215
	May 27, 2022	9,624 (5)	842,004
(1)The market value of shares of stock that were not vested as of March 31, 2023 is calculated based on the closing price per share of our Class A common stock as of March 31, 2023 ($87.49).
(2)The remaining unvested shares outstanding under this restricted stock award as of March 31, 2023 vested on May 15, 2023.
(3)One-half of the shares outstanding under this restricted stock award as of March 31, 2023 vested on May 15, 2023 and one-half are scheduled to vest on May 15, 2024.
(4)One-third of the shares outstanding under this restricted stock award as of March 31, 2023 vested on May 15, 2023, one-third are scheduled to vest on May 15, 2024, and one-third are scheduled to vest on May 15, 2025.
(5)One-quarter of the shares outstanding under this restricted stock award as of March 31, 2023 vested on May 15, 2023, one-quarter are scheduled to vest on May 15, 2024, one-quarter are scheduled to vest on May 15, 2025, and one-quarter are scheduled to vest on May 15, 2026.

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Fiscal 2023 Option Exercises and Stock Vested
The following table summarizes the vesting of stock awards held by our named executive officers during fiscal 2023. None of the named executive officers held any options during fiscal 2023:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Scott L. Beiser	12,767	1,080,854
J. Lindsey Alley	2,284	193,363
Irwin N. Gold	10,690	905,015
Scott J. Adelson	26,425	2,237,141
David A. Preiser	6,339	536,660

Summary of Potential Payments Upon Termination or Change in Control

We have not entered into any employment, severance or change in control arrangements with our named executive officers. However, as described above, in May 2022 our board of directors adopted the Transition Program to establish the framework under which the Company’s executive officers, including each of its named executive officers, may resign from their position as an executive officer and transition to a more limited role within the Company.

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2023 CEO PAY RATIO

In accordance with applicable SEC rules, we are providing the ratio of the total annual compensation of our CEO, Scott L. Beiser, to that of our median compensated employee for fiscal 2023. Mr. Beiser’s total annual compensation for fiscal 2023, as reported in the Summary Compensation Table, was $7,000,000. The total annual compensation of the employee identified as our median compensated employee (excluding our CEO) for fiscal 2023 was $201,242. The ratio of our CEO’s total compensation for fiscal 2023 to the total compensation of our median compensated employee was approximately 35 to 1.

To identify our median compensated employee for purposes of this pay ratio disclosure, we first determined who constituted our full-time, part-time, and temporary employees other than Mr. Beiser as of December 31, 2021. We ranked the annual compensation of this employee population based on compensation reportable on IRS Form W-2 in the United States and comparable tax reporting documents in other countries. This employee is the same employee identified for purposes of our fiscal 2022 pay ratio disclosure. We believe that there have been no changes in our employee population or employee compensation arrangements since that median employee was identified with respect to fiscal 2022 that would significantly impact our pay ratio disclosure.

After identifying the median compensated employee from this ranking, who is employed with the Company as of March 31, 2023, we calculated annual total compensation for such employee during fiscal 2023 using the same methodology we use for our CEO as set forth in the Summary Compensation Table above.
The information disclosed in this section was developed and is provided solely to comply with specific legal requirements. We do not use this information in managing our Company and the Compensation Committee does not consider this in any of its deliberations.

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PAY VERSUS PERFORMANCE
Provided below is the Company’s “Pay Versus Performance” disclosure, which includes the relationship between “compensation actually paid” (“CAP”) to our Principal Executive Officer (“PEO”) and non-PEO named executive officers, as calculated in accordance Item 402(v) of Regulation S-K and various measures of the Company’s financial performance.

Fiscal 2023 Pay Versus Performance Table
Fiscal Year	Summary Compensation Table Total for PEO ($)(1)(2)	Compensation Actually Paid to PEO ($)(4)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)(1)(2)	Average Compensation Actually Paid to Non-PEO Named Executive Officers	Value of Initial Fixed $100 Investment Based on		Net Income ($)(in millions)	Revenue ($)(in millions)
					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(3)
2023	7,000,000	7,003,642	4,587,500	4,594,878	172	165	254	1,809
2022	10,650,000	11,538,558	10,162,500	10,946,169	172	192	438	2,270
2021	6,900,000	7,612,667	6,712,500	7,297,584	130	167	313	1,525
(1)Scott Beiser has served as the Company’s Chief Executive Officer since 2003 and is the Principal Executive Officer (“PEO”) of the Company. The other Named Executive Officers for each fiscal year were Messrs. Alley, Gold, Adelson and Preiser.
(2)Amounts reported in this column represent (i) the total compensation reported in the SCT for the applicable year in the case of the PEO and (ii) the average of the total compensation reported in the SCT for the applicable year for our other Named Executive Officers excluding the PEO.
(3)For the relevant fiscal year, represents the cumulative TSR of the S&P 500 Financials Index (“the Peer Group TSR”).
(4)Compensation actually paid to our Named Executive Officers represents the "Total" compensation reported in the Summary Compensation Table for the applicable fiscal year, adjusted set forth in the following table. As described above, awards under our annual bonus program are paid, in part, in the form of restricted stock that is granted in the fiscal year following the applicable performance year, and that vests over a four-year period following the grant date. In accordance with SEC guidance, we disclose the dollar-denominated value of these awards in the "Non-Equity Incentive Compensation" column of the Summary Compensation Table with respect to the applicable performance year (rather than as "Stock Awards" for the year of grant); as such, we believe the awards are not required to be included in the adjustments to calculating compensation actually paid. However, in an effort to comply with the spirit of the SEC pay versus performance rules relating to the adjustments for outstanding equity awards, we have treated the restricted stock awards as equity awards and captured them as part of the adjustments below.

Fiscal Year	Summary Compensation Table Total ($)	Less: Stock Awards Granted for Fiscal Year ($)	Add: Unvested Equity Awards Granted for Fiscal Year ($)	Increase/(Decrease) in Value of Unvested Equity Awards Granted in Prior Fiscal Years ($)	Increase/(Decrease) in Value of Equity Awards Vested During Fiscal Year ($)	Compensation Actually Paid ($)(a)(b)(c)
Principal Executive Officer
2023	7,000,000	(1,137,500)	1,137,500	53,895	(50,253)	7,003,642
2022	10,650,000	(1,776,250)	1,776,250	759,002	129,556	11,538,558
2021	6,900,000	(1,338,000)	1,338,000	463,549	249,118	7,612,667
Other Named Executive Officers (Average)
2023	4,587,500	(722,313)	722,313	53,068	(45,690)	4,594,878
2022	10,162,500	(1,730,750)	1,730,750	675,990	107,679	10,946,169
2021	6,712,500	(1,339,875)	1,339,875	405,259	179,825	7,297,584
(a)Our NEOs did not participate in any Company pension plans during the covered fiscal years; therefore, there are no compensation adjustments for pension values or pension service costs.
(b)Our NEOs did not receive any dividends or dividend equivalents from the Company during the covered fiscal years; therefore, there are no such related compensation adjustments.
(c)Our NEOs did not have any award forfeitures or accelerations during the covered fiscal years; therefore, there are no such related compensation adjustments.
Narrative Disclosure to Pay Versus Performance Table
Pay Versus Performance Tabular List
We believe Revenue represents the most important financial performance measure used by us to link compensation actually paid to our NEOs for the 2023 fiscal year.

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Relationship Between Financial Performance Measures
The graphs below compare the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with (i) our cumulative TSR, (ii) our Peer Group TSR, (iii) our net income and, (iv) our revenue, in each case, for the 2021, 2022 and 2023 fiscal years.
Compensation Actually Paid versus Total Shareholder Return
The TSR amounts reported in the graph below assume an initial fixed investment of $100, and that all dividends, if any, were reinvested.

Compensation Actually Paid versus TSR
Total Shareholder Return
$250
$200
$150
$100
$50
$-
Compensation Actually Paid (in millions)
$14
$12
$10
$8
$6
$4
$2
$-
4/1/2020
3/31/2021
3/31/2022
3/31/2023
PEO
Average Non-PEO NEOs
Total Shareholder Return
Peer Group Total Shareholder Return

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Compensation Actually Paid versus GAAP Net Income

Compensation Actually Paid versus GAAP Revenue

Compensation Actually Paid versus GAAP Revenue
$2,500
$2,000
$1,500
$1,000
$500
$-
Revenue (in millions)
$14
$12
$10
$8
$6
$4
$2
$-
Compensation Actually Paid (in millions)
4/1/2020
3/31/2021
3/31/2022
3/31/2023
PEO
Average Non-PEO NEOs
GAAP Revenue (in millions)

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STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of our common stock, as of July 26, 2023, for:
•    each person known by us to beneficially own more than 5% of our Class A common stock or Class B common stock;
•    each of our named executive officers and directors; and
•    all of our executive officers, directors and director nominees as a group.

The number of shares of our common stock beneficially owned by each stockholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares of our common stock as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares of our common stock beneficially owned by an individual or entity and the percentage ownership of that person, shares of our common stock subject to options, or other rights, held by such person that are currently exercisable or will become exercisable within 60 days of July 26, 2023, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of all listed stockholders is c/o Houlihan Lokey, Inc., 10250 Constellation Blvd., 5th Floor, Los Angeles, CA 90067. Each of the stockholders listed has sole voting and investment power with respect to the shares of our common stock beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

	Class A		Class B		% Total Voting Power***
Name of Beneficial Owner	Shares	Percentage**	Shares	Percentage**
5% Stockholders
HL Voting Trust (1)	—	—	17,944,620	100.0%	77.7%
The Vanguard Group, Inc. (2)	5,094,380	9.9%	—	—	2.2%
BlackRock Fund Advisors (3)	4,495,643	8.8%	—	—	2.0%
EARNEST Partners, LLC (4)	3,654,922	7.1%	—	—	1.6%
AllianceBernstein L.P. (5)	2,845,604	5.5%			1.2%
Kayne Anderson Rudnick Investment Management, LLC (6)	2,692,206	5.2%			1.2%

Named Executive Officers, Directors and Director Nominees
Scott L. Beiser (7)	—	—	17,944,620	100.0%	77.7%
Irwin N. Gold (8)	—	—	17,944,620	100.0%	77.7%
Scott J. Adelson (9)	—	—	884,919	4.9%	3.8%
J. Lindsey Alley (10)	—	—	86,874	*	*
David A. Preiser	—	—	534,466	3.0%	2.3%
Todd J. Carter	—	—	103,408	*	*
Robert A. Schriesheim	31,028	*	—	—	*
Jacqueline B. Kosecoff	14,014	*	—	—	*
Paul A. Zuber	4,906	*	—	—	*
Gillian B. Zucker	6,240	*	—	—	*
Cyrus Walker	4,422	*	—	—	*
Ekpedeme Bassey	4,325	*	—	—	*
All directors and executive officers as a group (13 persons)	64,935	*	17,944,620	100.0%	77.7%
*Less than 1%.
**    Based on 51,391,333 shares of Class A common stock and 17,944,620 shares of Class B common stock outstanding as of July 26, 2023.
*** Represents the voting power with respect to all shares of our Class A common stock and Class B common stock, voting as a single class. Each share of Class A common stock will be entitled to one vote per share and each share of Class B common stock will be entitled to ten votes per share. For more information, see “Description of Capital Stock—Class A Common Stock and Class B Common Stock,” in our Annual Report on Form 10-K.
(1)Consists of shares of Class B common stock held indirectly through the HL Voting Trust of which Scott L. Beiser and Irwin N. Gold are the trustees. All decisions with respect to the voting of the Class B common stock held by the HL Voting Trust will be made by the trustees of the HL Voting Trust, in their sole and absolute discretion. The HL Voting Trust will terminate on the earlier of (1) the written agreement of the Company and the trustees and (2) the conversion of all of the shares of Class B common stock into Class A common stock in accordance with our charter.
(2)Based solely on the information provided pursuant to a statement on a Schedule 13G/A filed with the SEC on February 09, 2023, The Vanguard Group (“Vanguard”) has sole power to dispose or direct the disposition of 4,961,898 shares of Class A common stock; and has shared power to vote or direct the vote of 84,059 shares of Class A common stock, and shared power to dispose or direct the disposition of 132,482 shares of Class A common stock, respectively. As of December 31, 2022, Vanguard was the aggregate beneficial owner of 5,094,380 shares of Class A common stock. The address for Vanguard is 100 Vanguard Blvd. Malvern, PA 19355.
(3)Based solely on the information provided pursuant to a statement on a Schedule 13G filed with the SEC on January 25, 2023, Blackrock, Inc. (“Blackrock”) has sole power to vote or direct the vote of 4,312,813 shares of Class A common stock, and sole power to dispose or direct the disposition of 4,495,643 shares of Class A common stock, respectively. As of December 31, 2022, BlackRock was the beneficial owner of 4,495,643 shares of Class A common stock. The address for Blackrock is 55 East 52nd Street, New York, NY 10055.

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(4)Based solely on the information provided pursuant to a statement on a Schedule 13G/A filed with the SEC on February 14, 2023, EARNEST Partners, LLC (“EARNEST”) has sole power to vote or direct the vote of 2,608,578 shares of Class A common stock, and sole power to dispose or direct the disposition of 3,654,922 shares of Class A common stock, respectively. As of December 31, 2022, EARNEST was the beneficial owner of 3,654,922 shares of Class A common stock. The address for EARNEST is 1180 Peachtree Street NE, Suite 2300, Atlanta, Georgia 30309.
(5)Based solely on the information provided pursuant to a statement on a Schedule 13G filed with the SEC on February 14, 2023, AllianceBernstein L.P. (“AllianceBernstein L.P.”) has sole power to vote or direct the vote of 2,650,924 shares of Class A common stock, and sole power to dispose or direct the disposition of 2,832,865 shares of Class A common stock, respectively. As of December 31, 2022, AllianceBernstein L.P. was the beneficial owner of 2,845,604 shares of Class A common stock. The address for AllianceBernstein L.P. is 1345 Avenue of the Americas, New York, NY 10105.
(6)Based solely on the information provided pursuant to a statement on a Schedule 13G/A filed with the SEC on February 14, 2023, Kayne Anderson Rudnick Investment Management, LLC (“Kayne Anderson”) has sole power to vote or direct the vote of 1,383,391 shares of Class A common stock, and sole power to dispose or direct the disposition of 1,668,569 shares of Class A common stock, respectively. As of December 31, 2022, Kayne Anderson was the beneficial owner of 2,692,206 shares of Class A common stock. The address for Kayne Anderson is 2000 Avenue of the Stars, Suite 1110, Los Angeles , CA 90067.
(7)Consists of shares of Class B common stock held through the HL Voting Trust, of which Mr. Beiser is a trustee. Mr. Beiser disclaims beneficial ownership of such shares except to the extent of 877,645 shares held by The Beiser Stock Trust, over which Mr. Beiser has disposition power.
(8)Consists of shares of Class B common stock held indirectly through the HL Voting Trust, of which Mr. Gold is a trustee. Mr. Gold disclaims beneficial ownership of such shares, except to the extent of 1,120,781 shares held by The Gold Stock Trust, over which Mr. Gold has disposition power.
(9)Consists of 884,919 shares held by the Adelson Stock Trust, over which Mr. Adelson has disposition power.
(10)Consists of 86,874 shares held by the Alley Stock Trust, over which Mr. Alley has disposition power.

Equity Compensation Plan Information

The following table sets forth information, as of March 31, 2023, concerning compensation plans under which our equity securities are authorized for issuance.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (#)
Equity compensation plans approved by security holders (1)	1,171,354 (2)	—	26,339,351 (3)
Equity compensation plans not approved by security holders	—	—	—
Total	1,171,354	—	26,339,351
(1)Consists of the Houlihan Lokey, Inc. Amended and Restated 2016 Incentive Award Plan, as amended (“2016 Plan”). The aggregate number of securities available for issuance under awards granted pursuant to the 2016 Plan is equal to the sum of (i) 8,000,000 shares and (ii) any shares of our Class B common stock, which as of October 19, 2017, were underlying awards under the 2006 Plan that, on or after such date, terminate, expire or lapse for any reason following the IPO or that remained available for issuance under the 2006 Plan as of the IPO. The annual increase will be equal to the lowest of (i) 6,540,659 shares of our Class A common stock and Class B common stock, (ii) six percent of the shares of Class A common stock and Class B common stock outstanding on the final day of the immediately preceding fiscal year (beginning with fiscal year 2017) and (iii) such smaller number of shares as determined by our Board.
(2)Represents the number of shares issuable under dollar-denominated awards and unvested restricted stock units granted under the 2016 Plan that were outstanding as of March 31, 2023, assuming that such awards were settled in shares based on the closing price of our Class A common stock on that date. Awards ultimately will be settled in either cash or shares of our Class B common stock based on the closing price on the applicable vesting date.
(3)Represents the number of shares remaining available for future issuance under the 2016 Plan as of March 31, 2023. From and after the date of our IPO, no additional awards have been granted under the 2006 Plan. Shares can be issued under the 2016 Plan as either Class A common stock or Class B common stock.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Agreements with the HL Holders
HL Voting Trust Agreement
In connection with the successful completion of the IPO, we entered into the Voting Trust Agreement (the “HL Voting Trust Agreement”) dated as of August 18, 2015 with the HL Holders and the trustees of the HL Voting Trust. Pursuant to the HL Voting Trust Agreement, the trustees have the right to vote the shares of our common stock deposited by any HL Holder, together with any shares of Class B common stock acquired by such HL Holder, in their sole and absolute discretion on any matter, without fiduciary duties of any kind to the HL Holders. As of July 26, 2023 the HL Voting Trust controlled approximately 77.7% of the total voting power of the Company.

Registration Rights Agreement
In connection with the IPO, we entered into a Registration Rights Agreement dated as of August 18, 2015 with the HL Holders, pursuant to which these holders can demand that we file a registration statement relating to shares of our common stock, including shares of our Class A common stock issuable upon conversion of the shares of our Class B common stock, which common stock we refer to as registrable shares, and can request that their registrable shares be covered by a registration statement that we are otherwise filing.
Demand Registration Rights. The holders of registrable shares entitled to demand registration rights may request that we register all or a portion of their registrable shares for sale under the Securities Act of 1933, as amended (the “Securities Act”). We will effect the registration as requested unless, in the good faith and reasonable judgment of our board of directors, such registration should be delayed. We may be required to effect up to three such registrations each year commencing August 18, 2016, any of which may involve an underwritten offering. In addition, when we are eligible for the use of Form S‑3, or any successor form, holders of registrable shares entitled to demand registration rights may make unlimited requests that we register all or a portion of their registrable shares for sale under the Securities Act on Form S‑3, or any successor form.
Incidental Registration Rights. In addition, if at any time after the IPO we register any shares of our Class A common stock, the holders of all registrable shares are entitled to notice of the registration and to have all or a portion of their registrable shares included in the registration.
Other Provisions. In the event that any registration in which the holders of registrable shares participate pursuant to such Registration Rights Agreement is an underwritten public offering, the number of registrable shares to be included may, in specified circumstances, be limited due to market conditions.
We will pay all registration expenses related to any demand or incidental registration, other than underwriting discounts, selling commissions and transfer taxes. The Registration Rights Agreement contains customary cross‑indemnification provisions, pursuant to which we will be obligated to indemnify the selling stockholders in the event of material misstatements or omissions in the registration statement attributable to us, and they will be obligated to indemnify us for material misstatements or omissions in the registration statement attributable to them.
Indemnification Agreements
Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by law. In addition, we have entered into indemnification agreements with each of our directors and executive officers.

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Policies and Procedures for Related Person Transactions
Our board of directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Our board of directors adopted a Related Person Transaction Policy and Procedures that is in conformity with the requirements for issuers having publicly‑held common stock that is listed on the New York Stock Exchange. Under this policy:
•any related person transaction, and any material amendment or modification to a related person transaction, must be reviewed and approved or ratified by a committee of the board of directors composed solely of independent directors who are disinterested or by the disinterested members of the board of directors; and
•any employment relationship or transaction involving an executive officer and any related compensation must be approved by the Compensation Committee of the board of directors or recommended by the Compensation Committee to the board of directors for its approval.
    In connection with the review and approval or ratification of a related person transaction:
•management must disclose to the committee or disinterested directors, as applicable, the name of the related person and the basis on which the person is a related person, the material terms of the related person transaction, including the approximate dollar value of the amount involved in the transaction, and all the material facts as to the related person’s direct or indirect interest in, or relationship to, the related person transaction;
•management must advise the committee or disinterested directors, as applicable, as to whether the related person transaction complies with the terms of our agreements governing our material outstanding indebtedness that limit or restrict our ability to enter into a related person transaction;
•management must advise the committee or disinterested directors, as applicable, as to whether the related person transaction will be required to be disclosed in our applicable filings under the Securities Act or the Exchange Act, and related rules, and, to the extent required to be disclosed, management must ensure that the related person transaction is disclosed in accordance with such Acts and related rules; and
•management must advise the committee or disinterested directors, as applicable, as to whether the related person transaction constitutes a “personal loan” for purposes of Section 402 of the Sarbanes‑Oxley Act.

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PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with the requirements of Section 14A of the Exchange Act and Exchange Act Rule 14a-21(a), we are including in this Proxy Statement a separate resolution to approve, in a non-binding, stockholder advisory vote, the compensation paid to our named executive officers as disclosed in “Executive Compensation,” above.
While the results of the vote are non-binding and advisory in nature, our board of directors and Compensation Committee intend to consider the results of this vote in making future compensation decisions.
The language of the resolution is as follows:
“RESOLVED, that the compensation paid to the Company’s named executive officers for fiscal 2023, as discussed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in this Proxy Statement, is hereby APPROVED, on an advisory basis.”
In considering their vote, stockholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure included in this Proxy Statement.
Our Board of Directors recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers.

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PROPOSAL 3: RATIFICATION OF INDEPENDENT AUDITOR
Our Audit Committee has appointed KPMG LLP (“KPMG”) as our independent registered public accounting firm for our fiscal year ending March 31, 2024. Although stockholder ratification of the appointment of KPMG is not required by law, we are submitting the appointment to our stockholders for ratification as a matter of good corporate governance. The ratification of the appointment of KPMG requires the affirmative vote of a majority of the votes cast at the Annual Meeting. If stockholders do not ratify the appointment of KPMG, the Audit Committee will reconsider the appointment. Even if stockholders ratify the appointment of KPMG, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change would be in the best interests of the Company and its stockholders.
Representatives of KPMG are expected to attend the Annual Meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
Our Board of Directors recommends that you vote “FOR” the ratification of KPMG as our independent registered public accounting firm for the fiscal year ending March 31, 2024.
KPMG Fees
The following table presents aggregate fees billed to the Company for services rendered by KPMG during the fiscal years ended March 31, 2023 and March 31, 2022.

	2023	2022
Audit fees (1)	$2,711,608	$2,716,927
Audit-related fees (2)	1,130,000	1,967,340
Tax fees (3)	382,371	629,454
Total	$4,223,979	$5,313,721
(1)Audit fees include fees for the audit of our fiscal 2023 and 2022 consolidated financial statements and other services that are normally provided by the independent accountants in connection with regulatory filings, including reviews of documents filed with the SEC and all associated out-of-pocket expenses.
(2)Audit-related fees in fiscal 2023 and 2022 fees billed for our foreign statutory audits.
(3)Tax fees include fees billed in the respective periods for tax compliance and consultations regarding the tax implications of certain transactions.

Audit Committee Pre-Approval

All services performed by KPMG for the Company and its subsidiaries pursuant to engagements entered into after our IPO have been pre-approved by the Audit Committee. The Audit Committee has adopted a pre-approval policy, which requires that before the independent auditor is engaged for any services, the Audit Committee must approve these services, including the fees and terms. Services are reviewed taking into account the terms of the policy, and, for types of services not pre-approved in the policy, the rules of the SEC and the Public Company Accounting Oversight Board (United States) (“PCAOB”).

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PROPOSAL 4: AMEND AND RESTATE OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE EXCULPATION FROM LIABILITY FOR CERTAIN OFFICERS TO THE EXTENT PERMITTED BY THE DGCL, ELIMINATE INOPERATIVE OR HISTORICAL PROVISIONS, AND UPDATE CERTAIN OTHER RELATED MISCELLANEOUS PROVISIONS

Proposal Purpose
This proposal will, if approved by our stockholders, amend and restate our amended and restated certificate of incorporation (the “Current Charter”) to provide exculpation from liability for certain officers to the extent permitted by the DGCL, eliminate inoperative or historical provisions, and update certain other related miscellaneous provisions.
Proposal Summary
Our board of directors also unanimously determined in July 2023 that it is advisable and in the best interests of our company and its stockholders to submit this proposal to our stockholders to amend and restate the Current Charter to provide exculpation from liability for certain officers to the extent permitted by the DGCL, eliminate inoperative or historical provisions, and update certain other related miscellaneous provisions, which our board of directors believes do not substantively affect stockholder rights.
Specifically,
•Article IV, Section A is being amended to remove a description of transactions that occurred in 2015.
•Article IV, Section C.2. is being amended to remove restrictions on the transfer of shares of Class B common stock as such transfer restrictions expired in 2022.
•Article IV, Section C.4 is being amended to clarify that “Permitted Transferees” of Class B common stock will include any type of trust approved by the Company, as opposed to only living trusts.
•Article IV, Section C.4 and Article V are being amended to move or update certain defined terms as a result of the other proposed amendments.
•Article VI, Section B of the Current Charter is being amended to update historical provisions, including updating the terms of each class of directors to refer to its current term of office and clarify the term length for newly-elected directors of each class.
•Article VII, Section D is being amended to replace “chairman” with “chairperson”.
•Article VIII, Section A is being amended to include references to officers.
Reasons for the Amendment

This proposal is a result of our board of directors’ desire to streamline the Current Charter, provide exculpation from liability for our officers to the extent permitted by the DGCL, remove historical provisions that are no longer applicable, and update certain other related miscellaneous provisions related to such revisions.

Pursuant to a recent amendment to Section 102(b)(7) of the DGCL that became effective on August 1, 2022, a Delaware corporation is now permitted to eliminate or limit monetary liability for certain of their senior corporate officers for breaches of the duty of due care in a manner similar to that already permitted for directors of Delaware corporations.

The Current Charter provides for the exculpation of directors to the extent permitted by the DGCL, but does not include a provision that allows for the exculpation of officers.

In making this recommendation, our board of directors took into account multiple factors, including the narrow class and type of claims from which such officers can be exculpated from liability under Section 102(b)(7) of the DGCL and the benefits the board of directors believes would accrue to the Company by providing such limited exculpation, including, without limitation, the ability to attract and retain experienced officers and the potential to reduce litigation costs associated with frivolous lawsuits. In the absence of such protection, qualified officers could be deterred from serving as officers of the Company due to exposure to personal liability and the risk that substantial expense could be incurred in defending lawsuits, regardless of merit. Furthermore, the board of directors took into account the Company’s overall corporate governance structure, the length of time the Company has been a public company, and feedback from ongoing stockholder engagement efforts.

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Effects of Approval of the Proposal

The implementation of this proposal requires certain changes to Article IV, Sections A, C.2. and C.4; Article V; Article VI, Section B; Article VII, Section D; and Article VIII Section A. The text of these revisions, marked to show the proposed deletions and insertions, is attached as Appendix A to this Proxy Statement.

If this proposal is approved by our stockholders, the Current Charter will be amended and restated to provide exculpation from liability for certain officers to the extent permitted by the DGCL, eliminate inoperative or historical provisions, and update certain other related miscellaneous provisions immediately following the Annual Meeting, such amendment to become effective upon filing of the amended and restated certificate of incorporation.

If this proposal is approved, exculpation would only allow for the exculpation of applicable officers in connection with certain claims brought by stockholders to the extent permitted under the DGCL, but importantly would not eliminate officers’ personal liability for breach of fiduciary duty claims brought by the Company itself or for derivative claims brought by stockholders in the name of the Company. This means that our board of directors will retain the right to bring appropriate actions against officers and that stockholder derivative claims against officers for breach of the duty of care may continue to be brought if demand requirements are met. Furthermore, like the provisions limiting the liability of directors, the limitation on liability of officers would not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit.

We expect the HL Voting Trust to vote in favor of the proposal to amend and restate our Current Charter to provide exculpation from liability for certain officers to the extent permitted by the DGCL, eliminate inoperative or historical provisions, and update certain other related miscellaneous provisions. Please see “Certain Relationships and Related Person Transactions,” below for a description of the HL Voting Trust Agreement.
Vote Required
Because the proposal contains amendments to Article VI of the Current Charter, the affirmative vote of the holders of at least 66 2/3% of the outstanding voting power of outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, is required to approve this proposal (meaning that of the outstanding shares of Class A common stock and Class B common stock, voting together as a single class, at least 66 2/3% of them must be voted “for” the proposal for it to be approved).
Abstentions and broker non-votes will have the effect of a vote “against” the proposal.

Our Board of Directors recommends that you vote “FOR” the proposal to amend and restate our Current Charter to provide exculpation from liability for certain officers to the extent permitted by the DGCL, eliminate inoperative or historical provisions, and update certain other related miscellaneous provisions.

40

AUDIT COMMITTEE REPORT
The information contained in this report shall not be deemed “soliciting material” or otherwise considered “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, and such information shall not be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.
The Audit Committee is responsible primarily for assisting the board of directors in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Company and its subsidiaries. The committee assists in the board’s oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the Company’s independent auditors’ qualifications and independence, and the performance of the Company’s independent auditors and the Company’s internal audit function.
The Company’s management is responsible for the preparation and presentation of the Company’s financial statements, the effectiveness of internal control over financial reporting, and procedures that are reasonably designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm, KPMG, is responsible for performing an independent audit of the Company’s financial statements in accordance with the standards of the PCAOB. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements or disclosures.
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended March 31, 2023 with the Company’s management and KPMG. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the PCAOB in Rule 3200T.
The Audit Committee has received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence, and has discussed with KPMG its independence.
Based on such review and discussions, the Audit Committee recommended to the Company’s board of directors that the financial statements referred to above be included in the Annual Report on Form 10-K for the fiscal year ended March 31, 2023.

Audit Committee

Robert A. Schriesheim, Chairperson
Dr. Jacqueline B. Kosecoff
Paul A. Zuber
Gillian B. Zucker

41

ADDITIONAL INFORMATION
Procedures for Submitting Stockholder Proposals
Stockholder proposals intended to be presented at the 2024 Annual Meeting of Stockholders (the “2024 Meeting”), pursuant to Exchange Act Rule 14a-8 must be delivered to the Corporate Secretary at our principal executive offices no later than March 30, 2024 in order to be included in the proxy materials for that meeting. Such proposals must also comply with all applicable provisions of Exchange Act Rule 14a-8 and our by-laws.
Under our by-laws, for stockholder proposals submitted for consideration at any annual meeting of stockholders, but not submitted for inclusion in our proxy materials pursuant to Exchange Act Rule 14a-8, including nominations of candidates for election as directors, notice must be delivered to our Secretary at our principal executive offices not less than 90 days (June 21, 2024) or more than 120 days (May 23, 2024) before the first anniversary of the prior annual meeting of stockholders (September 20, 2024). However, if the annual meeting occurs more than 30 days before or 60 days after this anniversary date, proposals must be delivered (A) no earlier than the 120th day prior to such annual meeting date and (B) on or before the later of (1) the 90th day prior to such annual meeting and (2) the tenth day following the first public announcement of the meeting date. Director nominations for consideration at any special meeting of stockholders called for the purpose of electing directors must be delivered (A) no earlier than the 120th day prior to such special meeting and (B) on or before the later of (1) the 90th day prior to such annual meeting and (2) the tenth day following the first public announcement of the special meeting date.
In addition to satisfying the foregoing requirements under our by-laws, to comply with the universal proxy rules (once they become effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than August 1, 2024.
In connection with the annual meeting of stockholders in 2024, the Company intends to file a Proxy Statement and a WHITE proxy card with the SEC in connection with its solicitation of proxies for that meeting.
Stockholder proposals and nominations must include all required information concerning the stockholder and the proposal or nominee set forth in our by-laws.

42

Appendix A
Amendments to the Amended and Restated Certificate of Incorporation to Provide Exculpation From Liability for Certain Officers to the Extent Permitted by the Delaware General Corporate Law, Eliminate Inoperative or Historical Provisions, and Update Certain Other Related Miscellaneous Provisions
ARTICLE IV
A.Classes of Stock. The Corporation is authorized to issue shares of three classes of capital stock designated, respectively, “Class A Common Stock,” “Class B Common Stock” and “Preferred Stock.” The total number of shares of capital stock that the Corporation is authorized to issue is 2,005,000,000 shares, consisting of: 1,000,000,000 shares of Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”), 1,000,000,000 shares of Class B Common Stock, par value $0.001 per share (the “Class B Common Stock”, and together with the Class A Common Stock, the “Common Stock”) and 5,000,000 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”).
~~Upon the Effective Time, each share of the existing common stock, par value $0.0001 per share, of the Corporation (“Old Common Stock”) issued and outstanding immediately prior to the Effective Time shall be reclassified as and changed into one validly issued, fully paid and nonassessable share of Class A Common Stock, par value $0.001 per share, of the Corporation (“New Common Stock”). Each stock certificate (if any) that theretofore represented shares of Old Common Stock shall thereafter represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified, provided, however, that each person holding of record a stock certificate or certificates that represented shares of Old Common Stock shall be entitled to receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of New Common Stock to which the shares of Old Common Stock have been reclassified and changed.~~

C.Common Stock.

2. [Reserved] ~~Restrictions on Transfer.~~
~~a. Unless approved by the affirmative vote of a majority of the members of the Board of Directors, to the maximum extent permitted under applicable law, until the seventh anniversary of the Effective Time, no holder of Class B Common Stock shall Transfer any shares of Class B Common Stock or Class A Common Stock that has been issued to such holder upon the conversion of such holder’s Class B Common Stock pursuant to Section C.4.a. herein (or any interest therein) to any person or entity other than (i) ORIX, (ii) any ORIX Entity, (iii) the Corporation, (iv) any stockholder of the Corporation who (x) is an employee of the Corporation at the time of Transfer and (y) was previously issued shares of Common Stock directly by the Corporation or (v) a living trust approved by the Corporation prior to such Transfer (each, a “Permitted Transferee”); provided, that upon the consent of a majority of the members of the Board of Directors, the Board of Directors may, in its sole discretion, waive the restrictions of this Section C.2.a. with respect to any stockholder of the Corporation; provided, further, that the restrictions of this Section C.2.a. shall not apply to (1) Transfers by ORIX or any ORIX Entity, (2) Transfers in compliance with the provisions of (x) an applicable HL Lock-Up Agreement by a holder who entered into the HL Voting Trust Agreement and an HL Lock-Up Agreement or (y) other arrangements with substantially similar terms, including with respect to both transfer restrictions and voting, entered into between a holder and the Corporation or (3) Transfers to or by the HL Voting Trust. Any such Transfer of shares not made in accordance with this Section C.2.a. shall be void, and the Corporation shall not treat the transferee in such transaction as a holder of such shares for any purpose. If, after 30 days’ notice to a holder from the Corporation of his, her or its violation of this Section C.2.a., the holder does not rescind the attempted Transfer, the Corporation shall have the right in its sole discretion to redeem any shares of Class A Common Stock or Class B Common Stock, as applicable, Transferred (or attempted to be so Transferred) in violation of this Section C.2.a. for a per share redemption price equal to the Corporation Book Value of such shares as of the end of the most recently completed calendar month prior to the~~

~~redemption. The redemption price shall be paid, at the sole discretion of the Board of Directors, in the form of a ten-year promissory note in a form and including other terms approved by the majority of the members of the Board of Directors, or, in any other form of consideration determined by the Board of Directors in its sole discretion with terms no less favorable to the redeemed holder than the terms of such note as determined by the Board of Directors in its sole discretion.~~

~~b. Notice of any redemption pursuant to Section C.2.a. shall be given by or on behalf of the Corporation not more than ten days after the date of redemption, by any means designated by the Board of Directors, to all holders of record of Class A Common Stock or Class B Common Stock whose shares are redeemed; provided, however, that failure to give such notice or any defect therein shall not affect the validity of the proceedings for the redemption of any shares of Class A Common Stock and/or Class B Common Stock. In addition to any information required by law, such notice shall state: (i) the redemption date; (ii) the redemption price; and (iii) the number and series of shares of Class A Common Stock or Class B Common Stock redeemed and, if less than all shares held by such holder are redeemed, the number of such shares redeemed from such holder. Upon the adoption of resolutions by the Board of Directors to redeem any shares of Class A Common Stock or Class B Common Stock, such shares of Class A Common Stock or Class B Common Stock, as applicable, shall no longer be entitled to dividends, and said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Class A Common Stock or Class B Common Stock, as applicable, and all rights of the holders thereof as stockholders of the Corporation with respect to such shares (except the right to receive from the Corporation the redemption price) shall cease.~~

4. Conversion of Class B Common Stock.
b. Mandatory Conversion on Transfer. Each share of Class B Common Stock shall automatically, without any further action on the part of the Corporation or the holder thereof, convert into one share of Class A Common Stock upon a Transfer of such share of Class B Common Stock; provided that no such automatic conversion shall occur in the case of a Transfer by a holder of Class B Common Stock to ~~any~~ (i) the Corporation, (ii) any stockholder of the Corporation who (x) is an employee of the Corporation at the time of Transfer and (y) was previously issued shares of Common Stock directly by the Corporation or (iii) a trust approved by the Corporation prior to such Transfer (each, a “Permitted Transferee”) or from any such Permitted Transferee back to such holder of Class B Common Stock~~, or a Transfer of any Class A Common Stock or Class B Common Stock by ORIX to an ORIX Entity, among ORIX Entities or back to ORIX~~.
ARTICLE V
“Certificate of Incorporation” means this Second Amended and Restated Certificate of Incorporation, as it may be amended and restated from time to time.
~~“Corporation Book Value” at any time means an amount per share of Common Stock determined by dividing (x) Corporation Common Equity at such time by (y) the number of the then outstanding shares of Common Stock, as determined by the Board of Directors in its sole discretion. All vested shares of Common Stock and unvested shares of Common Stock for which the Corporation has recognized costs or expenses under GAAP as of such time shall be considered to be outstanding for purposes of calculating the number of outstanding shares of Common Stock. Unvested shares of Common Stock for which the Corporation has not recognized costs or expenses under GAAP as of such time shall not be considered outstanding for purposes of calculating the number of outstanding shares of Common Stock. Notwithstanding the foregoing, if in the reasonable discretion of the Board of Directors an extraordinary event (including a lawsuit) or series of events occurs, the economic impact of which on the Corporation Book Value of a share of Common Stock as of the end of any month or fiscal quarter cannot be readily determined by the Board of Directors, then the Board of Directors may elect to delay any determination of the Corporation Book Value of a share of Common Stock as of the end of such month or quarter until a reasonable time after fiscal-year end audited (in the case of the third or fourth fiscal quarter) or six-month interim (in the case of the first or second fiscal quarter) financial statements of the Corporation covering the period that includes such month or quarter, as applicable, become available.~~

~~“Corporation Common Equity” as of any time, shall mean the aggregate amount of the then outstanding common equity of the Corporation determined by the Board of Directors in accordance with GAAP. All vested shares of Common Stock and unvested shares of Common Stock for which the Corporation has recognized costs or expenses under GAAP as of such time shall be considered to be outstanding for purposes of determining the Corporation Common Equity. Unvested shares of Common Stock for which the Corporation has not recognized costs or expenses under GAAP as of such time shall not be considered outstanding for purposes of determining Corporation Common Equity.~~
~~“Effective Time” means the time at which this Certificate of Incorporation becomes effective in accordance with the DGCL.~~
“Final Conversion Date” means 5:00 p.m. in New York, New York on the first day on which the registered national securities exchange on which the Corporation’s equity securities are then principally listed or traded is open for trading that falls on or after the earlier of (i) the date on which (x) the outstanding shares of Common Stock owned ~~by ORIX,~~ the HL Voting Trust, the beneficiaries of the HL Voting Trust and each of their respective Permitted Transferees, together with (y) the outstanding shares of Common Stock (A) received by a stockholder of the Corporation in connection with the grant, vesting and/or payment of an equity compensatory award and (B) with respect to which such stockholder has given the right to vote, pursuant to an irrevocable proxy, to the person or persons as may be designated by the Company from time to time, collectively represent less than 20% of the number of shares of Common Stock then outstanding or (ii) a date specified by the holders of at least 66²/3% of the outstanding shares of Class B Common Stock.

~~“HL Lock-Up Agreement” means that certain HL Lock-Up Agreement, by and between the Company and each stockholder signatory thereto.~~
~~“ORIX” means ORIX HLHZ Holding LLC, a Delaware limited liability company.~~
~~“ORIX Entity” means ORIX Corporation or any wholly owned subsidiary thereof.~~
“Transfer” of a share of Class A Common Stock or Class B Common Stock means any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law. A “Transfer” shall also include, without limitation, (i) a transfer of a share of Class A Common Stock or Class B Common Stock to a broker or other nominee (regardless of whether or not there is a corresponding change in beneficial ownership) or (ii) the transfer of, or entering into a binding agreement with respect to, Voting Control over a share of Class A Common Stock or Class B Common Stock by proxy or otherwise; provided, however, that the following shall not be considered a “Transfer”: (a) the grant of a proxy to officers or directors of the Corporation at the request of the Board of Directors in connection with actions to be taken at an annual or special meeting of stockholders; (b) entering into a voting trust, agreement or arrangement (with or without granting a proxy) solely with stockholders who are holders of Class A Common Stock or Class B Common Stock that (A) is disclosed either in a Schedule 13D filed with the Securities and Exchange Commission or in writing to the Secretary of the Corporation, (B) either has a term not exceeding one year or is terminable by the holder of the shares subject thereto at any time and (C) does not involve any payment of cash, securities, property or other consideration to the holder of the shares subject thereto other than the mutual promise to vote shares in a designated manner; or (c) the fact that, ~~as of the Effective Time or at any time after the Effective Time,~~ the spouse of any holder of Class A Common Stock or Class B Common Stock possesses or obtains an interest in such holder’s shares of Class A Common Stock or Class B Common Stock arising solely by reason of the application of the property laws of any jurisdiction, so long as no other event or circumstance shall exist or have occurred that constitutes a “Transfer” of such shares of Class A Common Stock or Class B Common Stock.

ARTICLE VI
B.Classified Board. Subject to any rights of the holders of any series of Preferred Stock to elect directors, the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively (the “Classified Board”). Each class shall consist, as nearly as may be possible, of one third of the Whole Board. ~~The Board of Directors is authorized to assign members of the Board of Directors already in office to such classes of the Classified Board, which assignments shall become effective at the same time the Classified Board becomes effective. The initial~~ Any director of any class elected to fill a vacancy resulting from an increase in the authorized number of directors of such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor. The current term of office of the Class I directors shall expire at the Corporation’s ~~first~~ annual meeting of stockholders ~~following the Effective Time, the initial~~to be held in 2025, the current term of office of the Class II directors shall expire at the Corporation’s ~~second~~ annual meeting of stockholders ~~following the Effective Time~~to be held in 2023, and the ~~initial~~current term of office of the Class III directors shall expire at the Corporation’s ~~third~~ annual meeting of stockholders ~~following the Effective Time~~to be held in 2024. At each annual meeting of stockholders ~~following the Effective Time~~, directors elected to succeed those directors of the class whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.
ARTICLE VII
C.Special Meetings. Special meetings of the stockholders may be called only by (i) the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board; (ii) the ~~chairman~~chairperson of the Board of Directors (or in the event of ~~co-chairmen~~co-chairperson, either ~~co-chairman~~co-chairperson); (iii) the chief executive officer of the Corporation; or (iv) the president or either co-president of the Corporation (in the event there is no chief executive officer of the Corporation), but such special meetings may not be called by any other person or persons.
ARTICLE VIII
A.Director and Officer Exculpation. A director or officer of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended.

Houlihan Lokey

P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

INTERNET
Go To: **www.proxypush.com/HLI**
- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

PHONE Call **1-866-362-0397**
- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

MAIL
- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

Go Green! To receive documents via e-mail, simply go to: www.proxydocs.com/HLI

Houlihan Lokey, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of July 26, 2023

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Scott L. Beiser, Irwin N. Gold and Christopher Crain, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Houlihan Lokey, Inc. which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Houlihan Lokey, Inc.

Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2, 3 AND 4

PROPOSAL		YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	To elect three Class II directors to our board of directors;				
		FOR	WITHHOLD		
	1.01 Irwin N. Gold	☐	☐		FOR
	1.02 Cyrus D Walker	☐	☐		FOR
	1.03 Gillian B. Zucker	☐	☐		FOR
		FOR	AGAINST	ABSTAIN	
2.	To approve, on an advisory basis, the compensation of our named executive officers as disclosed in the accompanying Proxy Statement;	☐	☐	☐	FOR
3.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending March 31. 2024;	☐	☐	☐	FOR
4.	To amend and restate our amended and restated certificate of incorporation provide exculpation from liability for certain officers to the extent permitted by the Delaware General Corporate Law, eliminate inoperative or historical provisions, and update certain other related miscellaneous provisions; and,	☐	☐	☐	FOR
5.	To transact any other business as may properly come before the meeting or any adjournment or postponement thereof.				

☐ **Check here if you would like to attend the meeting in person.**

Authorized Signatures - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) ____________ Date ____________ Signature (if held jointly) ____________ Date ____________

Houlihan Lokey

P.O. BOX 8016, CARY, NC 27512-9903

Houlihan Lokey, Inc.
Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting To Be Held On September 20, 2023
For Stockholders of record as of July 26, 2023

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting.

To view the proxy materials, and to obtain directions to attend the meeting, go to: www.proxydocs.com/HLI

To vote your proxy while visiting this site, you will need the 12 digit control number in the box below.

Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet.

For a convenient way to view proxy materials and VOTE go to www.proxydocs.com/HLI

Have the 12 digit control number located in the shaded box above available when you access the website and follow the instructions.

If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year's meeting, you must make this request on or before September 8, 2023.

To order paper materials, use one of the following methods.

INTERNET	TELEPHONE	* E-MAIL
www.investorelections.com/HLI	(866) 648-8133	paper@investorelections.com

When requesting via the Internet or telephone you will need the 12 digit control number located in the shaded box above.

* If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located above) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material.

Houlihan Lokey, Inc.

Meeting Materials: Notice of Meeting and Proxy Statement & Annual Report or Form 10-K
Meeting Type: Annual Meeting of Stockholders
Date: Wednesday, September 20, 2023
Time: 8:00 AM, Local Time
Place: Houlihan Lokey, Inc., 10250 Constellation Blvd, 5th Floor, Los Angeles, CA 90067

SEE REVERSE FOR FULL AGENDA